===============================================================================

                                 ____________________

                              SPINNAKER INDUSTRIES, INC.

                                      as Issuer,

                               CENTRAL PRODUCTS COMPANY

                            BROWN-BRIDGE INDUSTRIES, INC.

                                         and

                                   ENTOLETER, INC.,

                                    as Guarantors

                                         and

                               THE CHASE MANHATTAN BANK

                                      as Trustee

                                     $115,000,000

                   10 3/4% SENIOR SECURED NOTES DUE 2006, SERIES A 10 3/4% SENIOR SECURED NOTES DUE 2006, SERIES B

                          _________________________________



                                 ____________________

                                      INDENTURE

                             Dated as of October 23, 1996

                                 ____________________

===============================================================================

                                CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                               Indenture Section

310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (b). . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (c). . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
311(a). . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
   (b). . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
   (c). . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
312(a). . . . . . . . . . . . . . . . . . . . . . . . . . .         2.05
   (b). . . . . . . . . . . . . . . . . . . . . . . . . . .        12.03
   (c). . . . . . . . . . . . . . . . . . . . . . . . . . .        12.03
313(a). . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
   (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
   (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
   (c). . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06;12.02
   (d). . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
314(a). . . . . . . . . . . . . . . . . . . . . . . . . . .   4.03;12.05
   (b). . . . . . . . . . . . . . . . . . . . . . . . . . .        11.13
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . .        12.04
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . .        12.04
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (d). . . . . . . . . . . . . . . . . . . . . . . . . . .        11.13
   (e). . . . . . . . . . . . . . . . . . . . . . . . . . .        12.05
   (f). . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
315(a). . . . . . . . . . . . . . . . . . . . . . . . . . .         7.01
   (b). . . . . . . . . . . . . . . . . . . . . . . . . . .         7.05
   (c). . . . . . . . . . . . . . . . . . . . . . . . . . .         7.01
   (d). . . . . . . . . . . . . . . . . . . . . . . . . . .    6.05;7.01
   (e). . . . . . . . . . . . . . . . . . . . . . . . . . .         6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (b). . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (c). . . . . . . . . . . . . . . . . . . . . . . . . . .         2.19
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .         6.08

   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .         6.08
   (b). . . . . . . . . . . . . . . . . . . . . . . . . . .         2.04
318(a). . . . . . . . . . . . . . . . . . . . . . . . . . .        12.01
   (b). . . . . . . . . . . . . . . . . . . . . . . . . . .        12.01
   (c). . . . . . . . . . . . . . . . . . . . . . . . . . .        12.01


_______________________

*This Cross-Reference Table is not part of the Indenture.
N.A. means not applicable.

                                  TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE 1              DEFINITIONS AND INCORPORATION BY
                       REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.01.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.02.     OTHER DEFINITIONS . . . . . . . . . . . . . . . . . . . . . 18
     SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT . . . . . 18
     SECTION 1.04.     RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . 19

ARTICLE 2              THE SECURITIES. . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 2.01.     FORM AND DATING.. . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 2.02.     EXECUTION AND AUTHENTICATION. . . . . . . . . . . . . . . . 21
     SECTION 2.03.     REGISTRAR AND PAYING AGENT. . . . . . . . . . . . . . . . . 21
     SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST . . . . . . . . . . . . 22
     SECTION 2.05.     SECURITYHOLDER LISTS. . . . . . . . . . . . . . . . . . . . 22
     SECTION 2.06.     TRANSFER AND EXCHANGE.. . . . . . . . . . . . . . . . . . . 22
     SECTION 2.07.     REPLACEMENT SECURITIES. . . . . . . . . . . . . . . . . . . 23
     SECTION 2.08.     OUTSTANDING SECURITIES. . . . . . . . . . . . . . . . . . . 24
     SECTION 2.09.     TREASURY SECURITIES.. . . . . . . . . . . . . . . . . . . . 24
     SECTION 2.10.     TEMPORARY SECURITIES. . . . . . . . . . . . . . . . . . . . 24
     SECTION 2.11.     CANCELLATION. . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 2.12.     DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . . . . 25
     SECTION 2.13.     CUSIP NUMBER. . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 2.14.     DEPOSIT OF MONEYS . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 2.15.     RESTRICTIVE LEGENDS . . . . . . . . . . . . . . . . . . . . 26
     SECTION 2.16.     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY . . . . . . . . . 28
     SECTION 2.17.     SPECIAL TRANSFER PROVISIONS . . . . . . . . . . . . . . . . 29
     SECTION 2.18.     PERSONS DEEMED OWNERS.. . . . . . . . . . . . . . . . . . . 31
     SECTION 2.19.     RECORD DATE . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE 3              REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 3.01.     NOTICES TO TRUSTEE. . . . . . . . . . . . . . . . . . . . . 32
     SECTION 3.02.     SELECTION OF SECURITIES TO BE REDEEMED. . . . . . . . . . . 32
     SECTION 3.03.     NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . . . . 33
     SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION. . . . . . . . . . . . . . . 34

                                           i


     SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.. . . . . . . . . . . . . . . . 34
     SECTION 3.06.     SECURITIES REDEEMED IN PART.. . . . . . . . . . . . . . . . 34
     SECTION 3.07.     OPTIONAL REDEMPTION.. . . . . . . . . . . . . . . . . . . . 35
     SECTION 3.08.     MANDATORY REDEMPTION. . . . . . . . . . . . . . . . . . . . 35
     SECTION 3.09.     OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS . . . . 35

ARTICLE 4              COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 4.01.     PAYMENT OF SECURITIES.. . . . . . . . . . . . . . . . . . . 38
     SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.. . . . . . . . . . . . . . 38
     SECTION 4.03.     SEC REPORTS.. . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 4.04.     COMPLIANCE CERTIFICATES.. . . . . . . . . . . . . . . . . . 39
     SECTION 4.05.     TAXES.. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 4.06.     STAY, EXTENSION AND USURY LAWS. . . . . . . . . . . . . . . 41
     SECTION 4.07.     LIMITATION ON RESTRICTED PAYMENTS . . . . . . . . . . . . . 41
     SECTION 4.08.     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                       AFFECTING SUBSIDIARIES. . . . . . . . . . . . . . . . . . . 43
     SECTION 4.09.     LIMITATION ON INCURRENCE OF INDEBTEDNESS. . . . . . . . . . 44
     SECTION 4.10.     PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT . . . 46
     SECTION 4.11.     LIMITATION ON ASSET SALES . . . . . . . . . . . . . . . . . 46
     SECTION 4.12.     LIMITATION ON TRANSACTIONS WITH AFFILIATES. . . . . . . . . 47
     SECTION 4.13.     LIMITATION ON LIENS . . . . . . . . . . . . . . . . . . . . 48
     SECTION 4.14.     CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . . . . 48
     SECTION 4.15.     CHANGE OF CONTROL . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 4.16.     LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES . . . . . . . 50
     SECTION 4.17.     COMPANY TO CAUSE CERTAIN SUBSIDIARIES TO BECOME GUARANTORS. 50
     SECTION 4.18.     LIMITATION ON BUSINESS. . . . . . . . . . . . . . . . . . . 50
     SECTION 4.19.     FURTHER INSTRUMENTS AND ACTS. . . . . . . . . . . . . . . . 51

ARTICLE 5              SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 5.01.     LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF ASSETS. . . 51
     SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED . . . . . . . . . . . . . 52

ARTICLE 6              DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . 52
     SECTION 6.01.     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 6.02.     ACCELERATION. . . . . . . . . . . . . . . . . . . . . . . . 55

                                           ii

     SECTION 6.03.     OTHER REMEDIES. . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 6.04.     WAIVER OF PAST DEFAULTS . . . . . . . . . . . . . . . . . . 56
     SECTION 6.05.     CONTROL BY MAJORITY . . . . . . . . . . . . . . . . . . . . 56
     SECTION 6.06.     LIMITATION ON SUITS . . . . . . . . . . . . . . . . . . . . 56
     SECTION 6.07.     RIGHTS OF SECURITYHOLDERS TO  RECEIVE PAYMENT . . . . . . . 57
     SECTION 6.08.     COLLECTION SUIT BY TRUSTEE. . . . . . . . . . . . . . . . . 57
     SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM. . . . . . . . . . . . . . 57
     SECTION 6.10.     PRIORITIES. . . . . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 6.11.     UNDERTAKING FOR COSTS . . . . . . . . . . . . . . . . . . . 59

ARTICLE 7              TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 7.01.     DUTIES OF TRUSTEE.. . . . . . . . . . . . . . . . . . . . . 59
     SECTION 7.02.     RIGHTS OF TRUSTEE.. . . . . . . . . . . . . . . . . . . . . 60
     SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . 61
     SECTION 7.04.     TRUSTEE'S DISCLAIMER. . . . . . . . . . . . . . . . . . . . 61
     SECTION 7.05.     NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . . . . 62
     SECTION 7.06.     REPORTS BY TRUSTEE TO SECURITYHOLDERS . . . . . . . . . . . 62
     SECTION 7.07.     COMPENSATION AND INDEMNITY. . . . . . . . . . . . . . . . . 62
     SECTION 7.08.     REPLACEMENT OF TRUSTEE. . . . . . . . . . . . . . . . . . . 63
     SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC. . . . . . . . . . . . . . 64
     SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION . . . . . . . . . . . . . . . 65
     SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY . . . 65

ARTICLE 8              DISCHARGE OF INDENTURE. . . . . . . . . . . . . . . . . . . 65
     SECTION 8.01.     DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. . . . . . 65
     SECTION 8.02.     CONDITIONS TO DEFEASANCE. . . . . . . . . . . . . . . . . . 66
     SECTION 8.03.     APPLICATION OF TRUST MONEY. . . . . . . . . . . . . . . . . 68
     SECTION 8.04.     REPAYMENT TO THE COMPANY. . . . . . . . . . . . . . . . . . 68
     SECTION 8.05.     INDEMNITY FOR GOVERNMENT OBLIGATIONS. . . . . . . . . . . . 69
     SECTION 8.06.     REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . . . 69

ARTICLE 9              AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 9.01.     WITHOUT CONSENT OF SECURITYHOLDERS. . . . . . . . . . . . . 69
     SECTION 9.02.     WITH CONSENT OF SECURITYHOLDERS . . . . . . . . . . . . . . 71
     SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT . . . . . . . . . . . . 72
     SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS . . . . . . . . . . . . . 72

                                          iii

     SECTION 9.05.     NOTATION ON OR EXCHANGE OF SECURITIES . . . . . . . . . . . 73
     SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.  . . . . . . . . . . . . . 73

ARTICLE 10             GUARANTEE OF SECURITIES . . . . . . . . . . . . . . . . . . 73
     SECTION 10.01.    GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 10.02.    EXECUTION AND DELIVERY OF GUARANTEE . . . . . . . . . . . . 75
     SECTION 10.03.    GUARANTEE UNCONDITIONAL, ETC. . . . . . . . . . . . . . . . 75
     SECTION 10.04.    LIMITATION OF GUARANTOR'S LIABILITY . . . . . . . . . . . . 76
     SECTION 10.05.    CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . 77
     SECTION 10.06.    RELEASE . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     SECTION 10.07.    ADDITIONAL GUARANTORS . . . . . . . . . . . . . . . . . . . 77
     SECTION 10.08.    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. . . . . 78
     SECTION 10.09.    SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . 78
     SECTION 10.10.    WAIVER OF STAY, EXTENSION OR USURY LAWS . . . . . . . . . . 79

ARTICLE 11             SECURITY AND PLEDGE OF COLLATERAL . . . . . . . . . . . . . 79
     SECTION 11.01.    GRANT OF SECURITY INTEREST. . . . . . . . . . . . . . . . . 79
     SECTION 11.02.    DELIVERY OF COLLATERAL. . . . . . . . . . . . . . . . . . . 80
     SECTION 11.03.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS. . . . . . . . . 80
     SECTION 11.04.    FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . 82
     SECTION 11.05.    VOTING RIGHTS; DIVIDENDS; ETC.  . . . . . . . . . . . . . . 82
     SECTION 11.06.    TRUSTEE APPOINTED ATTORNEY-IN-FACT. . . . . . . . . . . . . 83
     SECTION 11.07.    TRUSTEE MAY PERFORM.. . . . . . . . . . . . . . . . . . . . 83
     SECTION 11.08.    TRUSTEE'S DUTIES. . . . . . . . . . . . . . . . . . . . . . 84
     SECTION 11.09.    REMEDIES UPON EVENT OF DEFAULT. . . . . . . . . . . . . . . 84
     SECTION 11.10.    APPLICATION OF PROCEEDS . . . . . . . . . . . . . . . . . . 85
     SECTION 11.11.    PLEDGORS' OBLIGATIONS ABSOLUTE. . . . . . . . . . . . . . . 85
     SECTION 11.12.    CONTINUING LIEN . . . . . . . . . . . . . . . . . . . . . . 86
     SECTION 11.13.    SPECIFIED RELEASES OF COLLATERAL; PLEDGORS. . . . . . . . . 86
     SECTION 11.14.    CERTIFICATES AND OPINIONS . . . . . . . . . . . . . . . . . 87

ARTICLE 12             MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 87
     SECTION 12.01.    TRUST INDENTURE ACT CONTROLS. . . . . . . . . . . . . . . . 87
     SECTION 12.02.    NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . 87
     SECTION 12.03.    COMMUNICATION BY SECURITYHOLDERS WITH OTHER
                       SECURITYHOLDERS . . . . . . . . . . . . . . . . . . . . . . 88

                                           iv

     SECTION 12.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. . . . . 89
     SECTION 12.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION . . . . . . . 89
     SECTION 12.06.    RULES BY TRUSTEE AND AGENTS . . . . . . . . . . . . . . . . 90
     SECTION 12.07.    LEGAL HOLIDAYS. . . . . . . . . . . . . . . . . . . . . . . 90
     SECTION 12.08.    NO RECOURSE AGAINST OTHERS. . . . . . . . . . . . . . . . . 90
     SECTION 12.09.    DUPLICATE ORIGINALS . . . . . . . . . . . . . . . . . . . . 90
     SECTION 12.10.    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . 90
     SECTION 12.11.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS . . . . . . . 90
     SECTION 12.12.    SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . 91
     SECTION 12.13.    SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . 91
     SECTION 12.14.    COUNTERPART ORIGINALS . . . . . . . . . . . . . . . . . . . 91
     SECTION 12.15.    TABLE OF CONTENTS, HEADINGS, ETC. . . . . . . . . . . . . . 91

SCHEDULE I    -     PLEDGED SHARES

EXHIBIT A     -     FORM OF INITIAL SECURITY WITH GUARANTEE
EXHIBIT B     -     FORM OF EXCHANGE SECURITY WITH GUARANTEE
EXHIBIT C     -     FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS
EXHIBIT D     -     FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                    TRANSFERS PURSUANT TO REGULATION S

        INDENTURE, dated as of October 23, 1996, among Spinnaker Industries, Inc., a Delaware corporation (the "Company"), Central Products Company, a Delaware corporation ("Central Products"), Brown-Bridge Industries, Inc., a Delaware corporation ("Brown Bridge"), and Entoleter, Inc., a Delaware corporation ("Entoleter"), each of Central Products, Brown-Bridge and Entoleter as Guarantors (as defined) of the Company's obligations hereunder, and The Chase Manhattan Bank, a banking corporation organized and existing under the laws of the State of New York, as Trustee (as defined).

        The Company has duly authorized the creation of an issue of 10 3/4% Senior Secured Notes due 2006, Series A (the "Initial Securities") and 10 3/4% Senior Secured Notes due 2006, Series B (the "Exchange Securities,") and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities (as defined), when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of
the     Securities:

                                      ARTICLE 1

                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "ACQUIRED INDEBTEDNESS" of any specified Person means Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, but excluding any Indebtedness incurred in connection with, or in contemplation of, such merger or such other Person becoming a Restricted Subsidiary of such specified Person.

          "ADJUSTED NET ASSETS" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

          "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The definition of Affiliate as contained in the preceding sentence, and the term "control" (including the terms "controlling," "controlled by" and "under common control with") as used therein, shall be construed in a manner consistent with the definitions of "affiliate" and "control" contained in Rule 405 promulgated under the Securities Act, as such rule is in effect on the Issuance Date. Without limiting the foregoing, for purposes of the Indenture (other than in relation to the definitions of "Change of Control" and "Permitted Holders"), the ownership of, or control of the votes with respect to, 10% or more of the voting common equity (on a fully diluted basis) of a Person will be deemed to be control of such Person.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "ASSET ACQUISITION" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged or consolidated with the Company or any Restricted Subsidiary of the Company or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

          "ASSET SALE" means (i) the sale, lease, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Company or any Restricted Subsidiary thereof (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of (or by) any Restricted Subsidiary of the Company, in each case, other than (a) a disposition of inventory in the ordinary course of business, (b) the disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries thereof in a manner permitted pursuant to the provisions described in Sections 5.01 or 4.15 hereof and (c) in the case of clause (i) only, any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $500,000. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.07 hereof shall not constitute an Asset Sale except for purposes of determinations of the Fixed Charge Coverage Ratio.

          "BANKRUPTCY CODE" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BORROWING BASE" means, as of any date with respect to any Person, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by such Person as of such date that are not more than 120 days past due, and (b) 65% of all inventory owned by such Person as of such date, in each case valued at the lower of cost or market calculated on a consolidated basis and in accordance with the Company's financial statements.
 To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, such Person may utilize the most recent available information for purposes of calculating the Borrowing Base.

          "BROWN-BRIDGE" has the meaning set forth in the preamble to this Indenture.

          "BROWN-BRIDGE ROLL-UP CONTINGENT PAYMENTS" shall mean all payments made after the Issuance Date (excluding the cash payments to be made as part of the Company's recapitalization plan on, or immediately after, the Issuance Date in an aggregate amount not to exceed $2.5 million) to Persons other than the Company who were shareholders of Brown-Bridge prior to the Issuance Date, including without limitation all payments of the Contingent Price under, and as defined in, that certain Agreement and Plan of Merger (Brown-Bridge Minority Interest), dated as of October 1, 1996, by and among the Company, BB Merger Corp. and Brown-Bridge.

          "BUSINESS DAY" means a day that is not a Legal Holiday.

          "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

          "CAPITAL LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations will be the capitalized amount of such obligations determined in accordance with GAAP.

          "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity of such Person, including, without limitation, partnership interests.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "CENTRAL PRODUCTS" has the meaning set forth in the preamble to this Indenture.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Company or of the Company and its Subsidiaries taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to any one or more of the Permitted Holders, (iii) any Person or group, other than one or more of the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that (x) a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and (y) in the case of a group which is not a Permitted Holder but includes as members thereof one or more Permitted Holders, such group (except to the extent provided in preceding clause (x)) shall not be considered to be the "beneficial owner" of any capital stock of the Company beneficially owned (other than as a result of attribution to Permitted Holders by reason of their being members of such group) by the Permitted Holders, if any, who are members of such group), directly or indirectly, of shares of Voting Stock of the Company representing more than 50% of the voting power of all of the Voting Stock of the Company by way of merger or consolidation or otherwise; PROVIDED, HOWEVER, that a Person which ceases to be a Permitted Holder by reason of ceasing to be an Affiliate of, or a member of a group controlled by, a Permitted Holder shall not be deemed to have acquired beneficial ownership of any shares of Voting Stock of the Company unless and until a "Change of Control" (as measured from the Issuance Date) shall have occurred with respect to such Person (for purposes of determining whether such a "Change of Control" has occurred, such Person shall be substituted for the Company) or
(iv) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "COMMISSION" means the U.S. Securities and Exchange Commission or its successor.

          "COMPANY" means Spinnaker Industries, Inc., a Delaware corporation, until a successor replaces it in accordance with Article 5 hereof and thereafter means the successor.

          "CONSOLIDATED EBITDA" of any Person with respect to any period means Consolidated Net Income of such Person for such period (x) adjusted to exclude (to the extent included in Consolidated Net Income for such period)
(i) gains and losses from Asset Sales (without regard to the $500,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto and (ii) items classified as extraordinary gains and losses and (y) increased (to the extent already deducted from Consolidated Net Income for such period) by the sum (but without duplication), on a consolidated basis, of (i) all income tax expense for such period, (ii) all cash and non-cash interest expense (including interest with respect to Capitalized Lease Obligations and interest rate protection agreements and net of any interest income) paid or accrued for such period and (iii) all consolidated depreciation and consolidated amortization and any other consolidated non-cash charges (including with respect to writedowns or writeoffs of assets) for such period, in each case determined in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount and original issuance costs, non-cash interest payments, the interest component of Capital Leases, and net payments (if any) pursuant to Hedging Obligations), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing and (c) interest actually paid by such Person or its Restricted Subsidiaries under a Guarantee of Indebtedness of any other Person.

          "CONSOLIDATED NET INCOME" means with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom, without duplication, (a) the net income or loss of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged or consolidated with such Person or any Restricted Subsidiary, (b) the net income of any Person, other than a consolidated Restricted Subsidiary, in which such first referred to Person or a consolidated Restricted Subsidiary has an interest shall be included only to the extent of the lesser of (i) any dividends or distributions actually paid to such first referred to Person and its consolidated Restricted Subsidiaries during such period and (ii) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the first referred to Person or a consolidated Restricted Subsidiary in such Person, and (c) the net income or loss of any consolidated Restricted Subsidiary of such Person shall be excluded to the extent such Restricted Subsidiary is restricted by contract, operation of law or otherwise from distributing its net income.

          "CONSOLIDATED NET WORTH" with respect to any Person means the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries (or, in the case of the Company, the Restricted Subsidiaries), less, to the extent included in the foregoing, amounts attributable to Disqualified Stock, each item determined on a consolidated basis and in accordance with GAAP.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issuance Date or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is a representative of one or more of the Permitted Holders or was nominated by one or more of the Permitted Holders or any representative of the Permitted Holders on the Board of Directors.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

          "DEFAULT" means any event that is or with the passing of time or giving of notice or both would be an Event of Default.

          "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

          "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event other than an event which would constitute a Change of Control, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the first anniversary of the final stated maturity of the Notes, or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the first anniversary of the final stated maturity of the Securities.

          "ENTOLETER" has the meaning set forth in the preamble to this Indenture.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "EXCHANGE OFFER" means the registration by the Company and the Guarantors under the Securities Act pursuant to a registration statement of the offer by the Company and the Guarantors to each Securityholder of the Initial Securities to exchange all the Initial Securities held by such Securityholder for the Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities held by such Securityholder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "EXCHANGE SECURITIES" has the meaning set forth in the preamble to this Indenture.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the Issuance Date.

          "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the sum of (i) the Consolidated Interest Expense of such Person for such period and (ii) dividend requirements on Disqualified Stock of such Person and Disqualified Stock and any Preferred Stock of its Restricted Subsidiaries (whether in cash or otherwise (except dividends payable (x) by the Company in shares of Capital Stock which is not Disqualified Stock and (y) by any Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary of the Company)) paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) and excluding items eliminated in consolidation; PROVIDED that (a) in the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness or issues Capital Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage
Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Capital Stock, as if the same had occurred at the beginning of the applicable four-quarter period, (b) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, (c) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness incurred for working capital purposes under a revolving credit facility (but not including Indebtedness incurred in connection with Asset Sales and/or Asset
Acquisitions covered by clause (f) below) which facility was in effect during the respective period shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period (or, if shorter, the portion of the period during which such revolving credit facility was in effect), (d) in making such computation, for purposes of clause (ii) above, dividend requirements will be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount will be equal to such dividend requirements multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the applicable actual combined Federal, state, local and foreign income tax rate of such Person and its Restricted Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, (e) in making such computation, Consolidated Interest Expense will be increased or reduced by the net cost (including amortization of discount) or benefit
(after giving effect to amortization of discount) associated with Hedging Obligations attributable to such period and (f) in the event that the Company or any of its Restricted Subsidiaries consummates any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness) at any time subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed
Charge Coverage Ratio is made, then the Fixed Charge Coverage

Ratio shall be calculated giving pro forma effect (calculated on a basis consistent with Regulation S-X under the Securities Act) to such Asset Sale and Asset Acquisition as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness and also including (or excluding, as the case may be) any Consolidated EBITDA associated with such Asset Sale or Asset Acquisition) occurred on the first day of the applicable four-quarter period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were used by the Company in the preparation of its audited financial statements as of and for the period ended December 31, 1995, included in the final Offering Memorandum.

          "GLOBAL NOTE" has the meaning provided in Section 2.01.

          "GUARANTEE" means each of the guarantees of the respective Guarantors pursuant to Article 10 hereof, and shall include each guarantee substantially in the form contained in Exhibits A and B hereto, as such guarantee may be amended, modified or supplemented from time to time.

          "GUARANTOR" means (i) each of Central Products, Brown-Bridge and Entoleter, and (ii) each of the Company's Restricted Subsidiaries which, after the Issuance Date, becomes a Guarantor by executing a supplemental Indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor and executes a Guarantee; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms thereof.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in respect thereof, of all or any part of any Indebtedness.

          "INDEBTEDNESS" means with respect to any Person, without duplication,
(i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate)) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services and due within 12 months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested in good faith, or (c) for the payment of money relating to a Capital Lease Obligation, (ii) the maximum fixed repurchase price of all Disqualified Stock of such Person, (iii) reimbursement obligations of such Person with respect to letters of credit, (iv) obligations of such Person with respect to Hedging Obligations, (v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or (iv) that such Person has guaranteed or that is otherwise its legal liability, and (vi) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby will have been assumed by such Person or will otherwise be such Person's legal liability (PROVIDED, that if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, such obligations will be deemed to be in an amount equal to the fair market value of such properties or assets, as determined in good faith by the Board of Directors of such Person, which determination will be evidenced by a Board Resolution).

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INITIAL PURCHASER" means BT Securities Corporation.

          "INITIAL SECURITIES" has the meaning set forth in the preamble to this Indenture.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

          "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Securities.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "ISSUANCE DATE" means the date of original issuance of the Securities.

          "LIEN" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "MATURITY DATE" means October 15, 2006.

          "NET PROCEEDS" from an Asset Sale means cash payments received (including any cash payments received by way of conversion into cash of any note or other obligation received in connection with such Asset Sale or by way of deferred payment of principal pursuant to, or liquidation of, any note or installment receivable or otherwise, but only as and when received therefrom) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale and the amount of Indebtedness that is secured by the assets subject to an Asset Sale and is repaid with the proceeds thereof.

          "NEW CREDIT FACILITY" means the credit facility, dated as of October 23, 1996, among the Company, the Guarantors, BT Commercial Corporation, as agent, TransAmerica Business Credit Corporation, as collateral agent, and any other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "NON-U.S. PERSON" means a Person who is not a U.S. person, as defined in Regulation S of the Securities Act.

          "OBLIGATIONS" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING MEMORANDUM" means the Offering Memorandum dated October 18, 1996, pursuant to which the Initial Securities were offered, and any supplements thereto.

          "OFFICER" means the Chairman of the Board, the President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company or, in the case of a reference to Officers of any of the Guarantors or to an Officers' Certificate to be delivered by or on behalf of any of the Guarantors, of such Guarantor.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company or a Guarantor, as the case may be, and which complies with the provisions of Section 12.04 hereof.

          "OFFSHORE PHYSICAL SECURITIES" has the meaning provided in Section
2.01.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee, and which complies, if applicable, with the provisions of Section 12.04 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PERMITTED BUSINESSES" means the businesses within the industries engaged in by Central Products and Brown-Bridge on the Issuance Date and reasonable extensions thereof.

          "PERMITTED HOLDERS" means and includes (x) Mario Gabelli; Richard
J. Boyle; Ned N. Fleming, III; each Affiliate of any of the foregoing natural persons (so long as it remains such an Affiliate); each member of the immediate family of any of the foregoing natural persons and any trust or similar device created for the benefit of any one or more of the foregoing and each Person which acquires a direct or indirect beneficial ownership interest in shares of stock of the Company as an executor or administrator for or by way of inheritance or bequest from one or more of the natural persons described in the preceding clause (x) following the death of such Person; and (y) each group (as such term is used in Section 13(d)(3) of the Exchange Act) which is controlled by (with the term "controlled by" as used herein to be determined in a manner consistent with the phrase "controlled by" as used in the definition of Affiliate contained herein) one or more of the Permitted Holders described in preceding clause (x), but only so long as the respective such group is so controlled.

          "PERMITTED INVESTMENTS" means (a) any Investments in the Company;
(b) any Investments in Cash Equivalents; (c) Investments by the Company in a Person, if as a result of, or immediately after, such Investment (i) such Person is or becomes a Wholly Owned Restricted Subsidiary which is a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into the Company or a Person which is a Wholly Owned Restricted Subsidiary and a Guarantor after giving effect thereto; (d) Investments by a Guarantor in other Guarantors and Investments by Wholly Owned Restricted Subsidiaries which are not Guarantors in other Wholly Owned Restricted Subsidiaries which are not Guarantors; (e) Investments received by the Company or a Restricted Subsidiary as consideration for asset sales, including Asset

Sales; PROVIDED, in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.11 hereof; and (f) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (f) that are at that time outstanding, not to exceed $10 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

          "PERMITTED LIENS" means (a) Liens granted by the Company and the Guarantors which secure Indebtedness to the extent the Indebtedness is incurred pursuant to Section 4.09(b)(i); (b) Liens in favor of the Company;
(c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those acquired in connection with such merger or consolidation; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (e) Liens existing on the Issuance Date; (f) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses
(a), (b), (c) and (e) above and (h) below; provided that the Liens in connection with such renewal, extension, refunding or refinancing shall be limited to all or part of the specific property which was subject to the original Lien; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; (h) any Lien securing purchase money obligations incurred in connection with the purchase of real or personal property; provided that (A) at the time such Lien attaches to the real or personal property of the Company or Guarantor, the Company shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to
Section 4.09(a) hereof and (B) such Liens do not extend to any property (other than the property so purchase) owned by the Company or its Restricted Subsidiaries and is not incurred more than 30 days after the incurrence of such Indebtedness secured by such Liens; (i) Liens to secure Capitalized Lease Obligations (except in respect of Sale and Leaseback Transactions) on real or personal property of the Company to the extent consummated in compliance with the Indenture; provided that (A) at the time such Lien attaches to the real or personal property of the Company or Guarantor, the Company shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof and (B) such Liens do not extend to or cover any property of the Company of any of its Subsidiaries other than the property subject to such Capitalized Lease Obligation; and (j) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary thereof with respect to obligations that do not exceed $2 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Restricted Subsidiary.

          "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivisions or any agency, department or instrumentality thereof.

          "PHYSICAL SECURITIES" has the meaning provided in Section 2.01.

          "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "PRIVATE PLACEMENT LEGEND" has the meaning provided in Section 2.15.

          "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

          "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          "QUALIFIED CAPITAL STOCK" shall mean any Capital Stock which is not Disqualified Stock.

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "RECORD DATE" means the record dates specified in the Securities, whether or not a Legal Holiday.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated October 18, 1996 among the Company, the Guarantors and the Initial Purchaser for the benefit of themselves and the Securityholders, as the same may be amended or modified from time to time in accordance with the terms thereof.

          "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

          "RESTRICTED PAYMENT" means (i) any dividend or distribution on or in respect of any shares of Capital Stock of the Company or any Restricted Subsidiary of the Company or to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or such Restricted Subsidiary (except dividends or distributions (x) by any Restricted Subsidiary which is not a Wholly Owned Restricted Subsidiary to its shareholders generally, so long as the Company and/or its Restricted Subsidiaries receive at least their proportionate share thereof (based on their equity interests in the respective Restricted Subsidiary), (y) to the Company or any Wholly Owned Restricted Subsidiary or (z) payable solely in Qualified Capital Stock of the Company), (ii) the redemption, repurchase, retirement or other acquisition for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company (excluding payments made to the Company or a Wholly Owned Restricted Subsidiary), (iii) any redemption, repurchase, prepayment, defeasance (including, but not limited to, in substance or legal defeasance) or any other acquisition or retirement for value by either the Company or any Restricted Subsidiary of the Company prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Debt, (iv) any Restricted Investment by the Company or any Restricted Subsidiary of the Company and (v) any Brown-Bridge Roll-up Contingent Payments made by the Company or any Restricted Subsidiary of the Company (except to the extent paid through the issuance of Qualified Capital Stock of the Company).

          "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

          "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "SECURITIES" means the Initial Securities and the Exchange Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SECURITYHOLDER" or "HOLDER" means a registered holder of one or more Securities.

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary of the Company which would be a "Significant Subsidiary" within the meaning ascribed to such term in Rule 1-02 of Regulation S-X adopted by the Commission.

          "SUBORDINATED DEBT" means Indebtedness of the Company that is subordinate or junior in right of payment to the Securities.

          "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof; PROVIDED, HOWEVER, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "TRUSTEE" means The Chase Manhattan Bank, a banking corporation organized and existing under the laws of the State of New York, until a successor replaces it in accordance with Article 5 and thereafter means the successor serving hereunder.

          "UNIFORM COMMERCIAL CODE" means the New York State Uniform Commercial Code as in effect from time to time.

          "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with Section 4.07 hereof and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.09 hereof and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate that such designation complied with the foregoing provisions.

          "U.S. PHYSICAL SECURITIES" has the meaning provided in Section 2.01.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "VOTING STOCK" with respect to any Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in elections of directors of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payments.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Voting
Stock (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law), are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                      Defined in
     Term                                                               Section

     "actual knowledge". . . . . . . . . . . . . . . . . . . . . . . . . . .7.02
     "Affiliate Transaction" . . . . . . . . . . . . . . . . . . . . . . . .4.12
     "Agent Members" . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.16
     "Asset Sale Offer". . . . . . . . . . . . . . . . . . . . . . . . . . .3.09
     "Bankruptcy Law". . . . . . . . . . . . . . . . . . . . . . . . . . . .6.01
     "Collateral". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.01
     "covenant defeasance option". . . . . . . . . . . . . . . . . . . . . .8.01
     "Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.01
     "Declaration" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.02
     "Default Amount". . . . . . . . . . . . . . . . . . . . . . . . . . . .6.02
     "Event of Default". . . . . . . . . . . . . . . . . . . . . . . . . . .6.01
     "Excess Proceeds" . . . . . . . . . . . . . . . . . . . . . . . . . . .4.11
     "Funding Guarantor" . . . . . . . . . . . . . . . . . . . . . . . . . 10.05
     "Guaranteed Obligations". . . . . . . . . . . . . . . . . . . . . . . 10.01
     "legal defeasance option" . . . . . . . . . . . . . . . . . . . . . . .8.01
     "Legal Holiday" . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.07
     "Notice of Default" . . . . . . . . . . . . . . . . . . . . . . . . . .6.01
     "Offer Amount". . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.09
     "Offer Period". . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.09
     "Paying Agent". . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.03
     "Payment Default" . . . . . . . . . . . . . . . . . . . . . . . . . . .6.01
     "Permitted Indebtedness". . . . . . . . . . . . . . . . . . . . . . . .4.09
     "Pledged Shares". . . . . . . . . . . . . . . . . . . . . . . . . . . 11.01
     "Pledgor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.01
     "Purchase Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.09
     "Refinancing Indebtedness". . . . . . . . . . . . . . . . . . . . . . .4.09
     "Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.03
     "Required Premiums" . . . . . . . . . . . . . . . . . . . . . . . . . .4.09

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities and the Guarantees;

         "indenture security holder" means a Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Securities means the Company, the Guarantors and any successor obligor upon the Securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (i)  a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (iii)     "or" is not exclusive;

         (iv) words in the singular include the plural, and in the plural include the singular; and

         (v)  provisions apply to successive events and transactions.

                                      ARTICLE 2

                                    THE SECURITIES

SECTION 2.01.  FORM AND DATING.

         The Initial Securities, the notation thereon relating to the Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Securities, the notation thereon relating to the Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company, the Guarantors and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the forms of the Securities and the Guarantees, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, in substantially the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

         (a) Two Officers of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid. Each Guarantor shall execute a Guarantee in the manner set forth in Section 10.02.

         (b) A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

         (c) The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount not to exceed $115,000,000, and
(ii) Exchange Securities from
time to time for issue only in exchange for a like principal amount of Initial Securities, in each case upon receipt of a written order of the Company.

         (d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

         (a) The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New
York) where (i) Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) Securities may be presented for payment ("Paying Agent") and (iii) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.
 The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company shall notify the Trustee and the Trustee shall notify the Securityholders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Guarantor may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

         (b) The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company, the Guarantors or any other obligor on the Securities shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company, any of the Guarantors or any other obligor on the Securities in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company, the Guarantors or any other obligor on the Securities at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying
Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company, the Guarantors or any other obligor on the Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

SECTION 2.05.  SECURITYHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company, the Guarantors or any other obligor on the Securities shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, including the aggregate principal amount of the Securities held by each thereof, and the Company, the Guarantors or any other obligor on the Securities shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

         (a) Where Securities are presented to the Registrar or a co-registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Securityholder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

         (b) The Company shall not be required (i) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between the Record Date and the next succeeding Interest Payment Date.

         (c) No service charge shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment by the Securityholder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.06 or 9.05 hereof).

         (d) Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

SECTION 2.07.  REPLACEMENT SECURITIES.

         (a) If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt by it of the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Securityholder for reasonable out-of-pocket expenses in replacing a Security.

         (b) Every replacement Security is an obligation of the Company and each of the Guarantors.

SECTION 2.08.  OUTSTANDING SECURITIES.

         (a) The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by the Company or by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

         (b) If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         (c)  If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         (d) Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company or a Guarantor holds the Security.

SECTION 2.09.  TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors, or any of their respective Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer knows to be so owned shall be so considered.

SECTION 2.10.  TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company, the Guarantors and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.  CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities, if not already cancelled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act), and deliver certification of their destruction to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Securities be returned to it. The Company may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBER.

         The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Securityholders; PROVIDED that no representation shall be deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.  DEPOSIT OF MONEYS.

         Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Securityholders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15.  RESTRICTIVE LEGENDS.

         Each Global Note and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Company and the Securityholder thereof:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE SECURITYHOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS

    AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
    (2), (3) or (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR
    (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE SECURITYHOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" "UNITED STATES" AND "U.S. PERSON" HAVE THE

    MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Each Global Note shall also bear the following legend on the face thereof:
    UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

         (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.15.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interest of beneficial owners in the Global Note may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) above shall, except as otherwise provided by paragraphs (a)(i)(x) and
(c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.15.

         (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.

         (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after October 22, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S.Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

         (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and
    (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

         (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

         (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (c) PRIVATE PLACEMENT LEGEND. Upon the registration of the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.18.  PERSONS DEEMED OWNERS.

         Prior to due presentment of a Security for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any Registrar and any co-registrar may deem and treat the Person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any Registrar or any co-registrar) for the purpose of receiving payments of principal of or interest on such Security and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any Registrar or any co-registrar shall be affected by any notice to the contrary.

SECTION 2.19.  RECORD DATE.

         The record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee, if applicable, pursuant to Section 2.05 hereto.

                                      ARTICLE 3

                                      REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

         (a) If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price.

         (b) If the Company is required to make an offer to redeem Securities pursuant to the provisions of Sections 3.09 or 4.15 hereof, it shall furnish to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Securities to be redeemed, (iv) the redemption price and (v) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and the conditions set forth in Section 4.11 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in
Section 4.15 have been satisfied, as applicable.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

         (a) If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed among the Securityholders on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any); PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a PRO RATA basis, unless such method is otherwise prohibited. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

         (b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities may be redeemed in part in multiples of $1,000 principal amount only. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         (c) In the event the Company is required to make an offer to redeem Securities pursuant to Sections 3.09 and 4.11 hereof and the amount of the Excess Proceeds from the Asset Sale are not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining Excess Proceeds.

SECTION 3.03.  NOTICE OF REDEMPTION.

         (a) Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail, postage prepaid to each Holder whose Securities are to be redeemed at the last address for such Holder then shown on the registry books.

         The notice shall identify the Securities to be redeemed and shall state:

         (i)  the redemption date;

         (ii) the redemption price;

         (iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

         (iv) the name and address of the Paying Agent;

         (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (vi) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

         (vii) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

         (viii) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

         (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed redemption date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

         (a) Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

         (b) On and after the redemption date, interest ceases to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Securityholder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

         (a) Except as provided in Section 3.07(b), the Company may redeem all or any portion of the Securities at any time on or after October 15, 2001, at a redemption price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding sentence, plus accrued and unpaid interest to the redemption date. The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the 12-month period commencing on October 15 of the year set forth below, plus in each case, accrued and unpaid interest to the date of redemption:

         ANNUAL PERIOD BEGINNING                PERCENTAGE
         -----------------------                ----------
         2001                                    105.375%
         2002                                    104.031
         2003                                    102.688
         2004                                    101.344
         2005 and thereafter                     100.000

         (b) At any time, or from time to time, on or prior to October 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 33 1/3% of the aggregate principal amount of Securities originally issued at a redemption price equal to 110.750% of the principal amount thereof, plus, in each case, accrued and unpaid interest to the date of redemption; PROVIDED that at least 66 2/3% of the aggregate principal amount of Securities originally issued remains outstanding after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

SECTION 3.08.  MANDATORY REDEMPTION.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         (a) In the event that, pursuant to Section 4.11 hereof, the Company shall commence an offer to all Securityholders to purchase Securities (an "Asset Sale Offer"), it shall follow the procedures specified below:

         (i) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section
    4.11 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer.

         (ii) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person under whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to holders who tender Securities pursuant to the Asset Sale Offer.

         (iii) Upon the commencement of any Asset Sale Offer, the Company shall send, by first class mail, a notice to each Securityholder, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such holders to tender Securities pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (1)  that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.11 hereof and the length of time the Asset Sale Offer shall remain open;

              (2)  the Offer Amount, the purchase price and the Purchase Date;

              (3) that any Security not tendered or accepted for payment shall continue to accrue interest;

              (4) that any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

              (5) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

              (6) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

              (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

              (8) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (iv) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer or, if less than the Offer Amount has been tendered, all Securities or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such

    Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Security tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security to such Holder equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Offer on the Purchase Date.

         (b) Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                      ARTICLE 4

                                      COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

         (a) The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor, holds as of 11:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest paid by the Company) that exceeds such amount of principal, premium, if any, and interest paid on the Securities.

         (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

         (a) The Company shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  SEC REPORTS.

         (a) Upon consummation of the Exchange Offer and the issuance of the Exchange Securities, each of the Company and each Guarantor (at its own expense) shall file with the Commission and shall furnish to the Trustee and each Securityholder within 15 days after it files them with the Commission copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act); PROVIDED, that prior to the consummation of the Exchange Offer and the issuance of the Exchange Securities, the Company (at its own expense), will mail to the Trustee and the Securityholders in accordance with paragraph (b) of this Section 4.03 substantially the same information that would have been required by the foregoing documents within 15 days of when any such document would otherwise have been required to be filed with the Commission. Upon qualification of this Indenture under the TIA, the Company and each of the Guarantors shall also comply with the provisions of TIA Section 314(a).

         (b) At the Company's expense, the Company and each of the Guarantors, as applicable, shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Securityholders at their addresses appearing in the register of Securities maintained by the Registrar at the time of such mailing or furnishing to stockholders.

         (c) The Company and each of the Guarantors shall provide to any Securityholder any information reasonably requested by such Securityholder concerning the Company and the Guarantors (including financial statements) necessary in order to permit such Securityholder to sell or transfer Securities in compliance with Rule 144A under the Securities Act.

SECTION 4.04.  COMPLIANCE CERTIFICATES.

         (a) Each of the Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries or such Guarantor, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its Obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of (x) the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Restricted Subsidiary's or Guarantor's financial statements are not prepared on a consolidated basis with the Company's, such Restricted Subsidiary's or Guarantor's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that any of the Restricted

Subsidiaries or Guarantors is in Default under this Indenture or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company and each of the Guarantors shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(a)(v) hereof, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

         (d) The Company and each of the Guarantors shall also comply with TIA
Section 314(a)(4).

SECTION 4.05.  TAXES.

         The Company and each of the Guarantors shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

         Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the principal of or interest on the Securities); and the Company and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly make any Restricted Payment at any time; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may make Restricted Payments so long as at the time of the making of such Restricted Payment, and immediately after giving effect thereto:

         (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment;

         (ii) immediately after giving effect to such Restricted Payment (on a pro forma basis as if such Restricted Payment had been made at the beginning of the four-quarter period immediately preceding such Restricted Payment), the Company would have been permitted to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; and

         (iii) such Restricted Payment, together with the aggregate of all Restricted Payments made after the Issuance Date (including all Restricted Payments permitted by Section 4.07(b)(i) and (ii) hereof) is less than the sum of (w) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter that begins after the Issuance Date to the end of the Company's most recently ended fiscal quarter (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (x) 100% of the aggregate net proceeds received by the Company (including the fair market value of property other than cash) from any Person since the Issuance Date from the issue or sale of Equity Interests of the Company or from equity contributions received by the Company from a holder of the Company's Capital Stock (but in each case excluding (i) proceeds received from the issuance of Disqualified Stock of the Company, (ii) proceeds received from Subsidiaries of the Company and (iii) proceeds to the extent the same have been utilized (A) to redeem, repurchase, defease, retire or acquire any Indebtedness (including the Securities) of the Company or any Subsidiary of the Company or (B) in the manner permitted pursuant to clause
    (ii) in the next succeeding paragraph), plus (y) 100% of the aggregate net proceeds (including the fair market value of property other than cash) of any (i) sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries or (ii) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

         (b)  The foregoing provisions shall not prevent:

         (i) the payment of any dividend within 60 days after the date of declaration if the dividend would have been permitted on the date of declaration;

         (ii) so long as no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof, the acquisition of Subordinated Debt or Preferred Stock in exchange for or out of the proceeds of a substantially concurrent sale (other than to the Company or any of its Subsidiaries) of Equity Interests of the Company (other than Disqualified Stock of the Company); and

         (iii) so long as no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof, the exchange, refinancing or refunding of Subordinated Debt through the substantially concurrent issuance of new Subordinated Debt so long as (x) the principal amount of the new Subordinated Debt to be issued does not exceed the principal amount of the Subordinated Debt so exchanged, refinanced or refunded, (y) the Subordinated Debt to be issued does not (A) mature prior to the stated maturity of the Subordinated Debt being so exchanged, refinanced or refunded or (B) contain any sinking fund or mandatory redemption or prepayment requirements which might have the effect of requiring payments to be made, in excess of, or earlier than, the payments required to be made pursuant to the terms of the Subordinated Debt being so exchanged, refinanced or refunded and (z) the Subordinated Debt to be issued is subordinated in right of payment to the Securities at least to the same extent as the Subordinated Debt being so exchanged, refinanced or refunded.

         For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, PROVIDED that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Company) of the assets so utilized in making such Restricted Payment PROVIDED FURTHER that (i) in the case of any Restricted Payment made with capital stock or indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the capital stock or indebtedness, as the case may be, so utilized, (ii) in the case of any Restricted Payment in an aggregate amount in excess of $500,000 (as determined above), the fair market value thereof shall be established by a Board Resolution adopted by a majority of the Board of Directors of the Company and (iii) in the case of any Restricted Payment involving consideration determined (as described above) to be in excess of $1 million, a written opinion as to the fairness of the valuation thereof (as determined by the Board Resolution as referenced in preceding clause (ii)) for purposes of determining compliance with Section 4.07 hereof, shall be issued by an investment banking, appraisal or accounting firm of national standing; and, PROVIDED FURTHER, that no Restricted Payment shall be made in capital stock of a Subsidiary of the Company unless, after giving effect thereto, 100% of the Equity Interests of the Company and its Restricted Subsidiaries in the respective Subsidiary are distributed to Persons other than the Company and its Restricted Subsidiaries pursuant to the respective Restricted Payment.

SECTION 4.08. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
              SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits,
(ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary thereof, (iii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iv) sell, lease, or transfer any of its properties or assets to the Company or any Restricted Subsidiary thereof, except (in each case) for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness as in effect on the Issuance Date, (B) the New Credit Facility, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; PROVIDED that the New Credit Facility and any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to the restrictions described in clauses (i) through (iv) above than those contained in the New Credit Facility on the Issuance Date, (C) this Indenture and the Securities, (D) applicable law, (E) customary non-assignment provisions in leases or other contracts (providing for the non-assignability of such contracts) entered into in the ordinary course of business and consistent with past practices, (F) any instrument governing or evidencing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; PROVIDED, HOWEVER, that such Indebtedness is not incurred in connection with or in contemplation of, such acquisition, (G) any agreements evidencing Permitted Liens which may restrict the transfer of the assets subject to such Permitted Liens and (H) permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced or refunded.

SECTION 4.09.  LIMITATION ON INCURRENCE OF INDEBTEDNESS.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to or become responsible for (collectively, "incur") any Indebtedness; PROVIDED, HOWEVER, that the Company may incur (and Guarantors may guarantee on substantially the same terms as their Guarantees of the Securities) Indebtedness if:

         (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (ii) the Fixed Charge Coverage Ratio of the Company for the four fiscal quarters ending with the fiscal quarter ended immediately preceding such incurrence would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such incurrence and application of proceeds had occurred at the beginning of such period.

         (b) Notwithstanding the foregoing, the limitations set forth in the immediately preceding clause (a) will not apply to the incurrence of any of the following (collectively, the "Permitted Indebtedness"):

         (i) the incurrence by the Company and/or the Guarantors of revolving credit Indebtedness and letters of credit (whether pursuant to the New Credit Facility or otherwise) in an aggregate consolidated principal amount at any one time outstanding not to exceed the greater of (x) $40 million and (y) the Borrowing Base of the Company and the Subsidiary Guarantors at such time less, in either case, the aggregate amount of proceeds of Asset Sales applied to permanently reduce outstanding Indebtedness pursuant to this clause (i);

         (ii) Existing Indebtedness, which shall be permitted to remain outstanding;

         (iii) the incurrence by the Company of Indebtedness represented by the Securities and the Guarantee by any Guarantor of the Securities;

         (iv) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with the first paragraph of this covenant on the date such Indebtedness became Acquired Indebtedness;

         (v) the incurrence by the Company of Indebtedness, and the incurrence by the Company's Subsidiaries of guarantees of such Indebtedness (the "Refinancing Indebtedness"), issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness referred to in clause (ii), (iii) or (iv) above or incurred pursuant to the proviso of Section 4.09(a) (but without regard to the definition of Permitted Indebtedness); PROVIDED, HOWEVER, that (A) the aggregate principal amount or liquidation preference of such Refinancing Indebtedness (or if such Refinancing Indebtedness is issued at a price less than the principal amount thereof, the original issue price) shall not exceed the principal amount or liquidation preference of Indebtedness so extended, refinanced, renewed, replaced, or refunded (plus accrued interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and the amount of reasonable expenses incurred in connection therewith), (B) the Refinancing Indebtedness shall rank PARI PASSU with or be subordinate in right and priority of payment at least to the same extent as the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded, (C) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, (D) the Refinancing Indebtedness shall have the same obligor(s) and guarantor(s) (except to the extent that guarantees are being dropped in connection with the extension of the Refinancing Indebtedness) as the Indebtedness being refinanced, and (E) immediately after the incurrence of such Refinancing Indebtedness no Default or Event of Default shall have occurred and be continuing;

         (vi) Indebtedness of the Company or any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary which is a Guarantor;

         (vii) Hedging Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

         (viii) the Company and/or the Guarantors may incur Indebtedness (and each such Person may guaranty such Indebtedness) not otherwise permitted under the Indenture in an aggregate principal amount outstanding under this clause (viii) not to exceed $10 million at any one time less the aggregate amount of proceeds of Asset Sales applied to repay permanently Indebtedness outstanding pursuant to this clause (viii) as provided in
    Section 4.11 hereof.

SECTION 4.10.  PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT.

         Neither the Company nor any Guarantor shall incur or suffer to exist any Indebtedness that is expressly subordinate in right of payment to any other Indebtedness of the Company or the respective Guarantor, unless such Indebtedness is subordinated on substantially the same terms to the Securities.

SECTION 4.11.  LIMITATION ON ASSET SALES.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any Asset Sale unless:

         (i) no Default or Event of Default exists or is continuing immediately prior to and after giving effect to such Asset Sale;

         (ii) in the case of any sale of Equity Interests in, or issuance of any Equity Interests by, a Guarantor, 100% of the Equity Interests of the Company and its Restricted Subsidiaries in the respective Guarantor must be sold pursuant to the respective Asset Sale;

         (iii) in each case, the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of each such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

         (iv) in each case at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

         (b) Within 270 days after consummation of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale:

         (i) to an investment in any business, capital expenditure or other tangible asset in the Permitted Businesses; or

         (ii) prepay Indebtedness (other than Subordinated Debt) of the Company and the Guarantors which results in a permanent reduction thereof (and its commitments thereunder).

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents or apply such Net Proceeds to temporarily reduce borrowings outstanding under the New Credit Facility if, within such 270-day period, the Company or the Restricted Subsidiary withdraws from the New Credit Facility such Net Proceeds (to the extent not used to permanently reduce borrowings and commitments available thereunder) and applies such Net Proceeds in accordance with clause (i) of this
Section 4.11(b). Any Net Proceeds from the Asset Sale that are not applied or invested as provided in clauses (i) or (ii) will be deemed to constitute "Excess Proceeds."

         (c) (i) In the event the Company or any Restricted Subsidiary shall receive any Excess Proceeds, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in
Section 3.09 hereof. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         (ii) Notwithstanding the requirements contained in the preceding clause (i), in the event that such Excess Proceeds are less than $5 million, the application of such Excess Proceeds to repurchase Securities may be deferred until such time as such Excess Proceeds are at least equal to $5 million, at which time the Company or such Restricted Subsidiary shall apply all Excess Proceeds to repurchase Securities.

         (e) In the event the repurchase of Securities with Excess Proceeds constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at the time it is required, the Company will comply with Rule 14e-1 as then in effect with respect to such repurchase.

SECTION 4.12.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are fair and reasonable and no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction made on an arms-length basis by the Company or such Restricted Subsidiary, as the case may be, with an unrelated Person and (b) the Company shall have delivered to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $500,000, (x) a Board Resolution adopted by a majority of the Board of Directors (including a majority of its disinterested members) approving such Affiliate Transaction and (y) an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above, and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a written opinion as to the fairness of such Affiliate Transaction to the Company from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing; PROVIDED, HOWEVER, that (i) any employment agreement entered into by the Company or any Wholly Owned Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or any Wholly Owned Restricted Subsidiary thereof which is a Guarantor, (iii) agreements or contracts with, or for the benefit of, any Affiliate which exist on the Issuance Date and which are described in the Offering Memorandum and (iv) transactions permitted by Section 4.07, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.13.  LIMITATION ON LIENS.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens except for Permitted Liens.

SECTION 4.14.  CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Securityholders.

SECTION 4.15.  CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Securityholder shall have the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

         (b) Within 30 days following any Change of Control, the Company will mail a notice to each Securityholder, with a copy to the Trustee, stating:

         (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);

         (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

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

         (iii) the repurchase date (which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (iv) the instructions, determined by the Company consistent with this Indenture, that a Securityholder must follow in order to have its Securities repurchased.

         (c) Securityholders electing to have a Security repurchased will be required to surrender the Security, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Securityholders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of the Security which was delivered for repurchase by the Securityholder and a statement that such Securityholder is withdrawing his election to have such Security purchased.

         (d) On the repurchase date, all Securities repurchased by the Company under this Section 4.15 shall be delivered by the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest, if any, to the Securityholders entitled thereto.

         (e) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relative to the Company's obligation to make an offer to repurchase the Securities as a result of a Change of Control, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue thereof.

SECTION 4.16.  LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES.

         The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

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

SECTION 4.17.  COMPANY TO CAUSE CERTAIN SUBSIDIARIES TO BECOME GUARANTORS.

         The Company shall not (i) permit any of its Restricted Subsidiaries to incur, guarantee or secure through the granting of Liens any Indebtedness (excluding Acquired Indebtedness to the extent incurred as permitted pursuant to clause (iv) of Section 4.09(b) hereof and secured, if secured, by Permitted Liens of the type described in clause (c) of the definition thereof which were in existence prior to the acquisition of the respective Restricted Subsidiary) or (ii) pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries to secure the payment of any Indebtedness, in either case unless such Restricted Subsidiary is a Wholly Owned Restricted Subsidiary which is a Guarantor or at such time becomes a Guarantor by executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor and executes a Guarantee.

SECTION 4.18.  LIMITATION ON BUSINESS.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, engage substantially in any business other than the Permitted Businesses.

SECTION 4.19.  FURTHER INSTRUMENTS AND ACTS.

         The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein, and upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.


                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Company may not, in a single transaction or through a series of related transactions, consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of (or permit any of its Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's and its

Restricted Subsidiaries' assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) in one or more related transactions to another Person unless:

         (i) the Company is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

         (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes, pursuant to a supplemental indenture, all the obligations of the Company under the Securities and this Indenture;

         (iii) immediately after such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), (A) no Default or Event of Default exists, (B) the Consolidated Net Worth of the resulting, surviving or transferee corporation is not less than that of the Company immediately prior to the transaction and (C) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to
    Section 4.09(a) hereof; and

         (iv) the Company shall have delivered to the Trustee an Officers' Certificate (attaching calculations demonstrating compliance with clause
    (iii) of this Section 5.01) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture comply with this Article 5 and that all conditions precedent provided for herein relating to such transaction have been complied with.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the Company's and its Subsidiaries' assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that neither the Company nor any of the Guarantors, as the case may be, shall be released or discharged from its obligation to pay (or its guarantee of the payment of) the principal of, premium, if any, on and interest on the Securities.


                                      ARTICLE 6

                                DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

         (a)  An "Event of Default" occurs if:

         (i) there is a failure to pay any interest on any Security when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

         (ii) there is a failure to pay any principal of or premium, if any, on any Security when and as the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

         (iii) the Company or any Guarantor fails to observe or perform any covenant or agreement on the part of the Company to be observed or performed pursuant to Section 4.07, 4.09, 4.11, 4.15 or 5.01 hereof;

         (iv) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture, or any Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Guarantee, and in each case the failure continues for the period and after the notice specified in clause
    (c) below;

         (v) the occurrence of a default or event of default by the Company or any Restricted Subsidiary thereof under any mortgage, indenture or other instrument under which there is issued or by which there is secured or evidenced any Indebtedness of the Company or any Restricted Subsidiary thereof or the payment of which is guaranteed by the Company or any Subsidiary thereof, whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default (A) is caused by a failure to pay when due principal or interest on such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated, aggregates $1 million or more;

         (vi) the failure by the Company or any Restricted Subsidiary thereof to pay final judgments aggregating in excess of $1 million which are entered by a court or courts of competent jurisdiction against the Company or such Restricted Subsidiary, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days;

         (vii) the provisions of Article 11 hereof shall cease to be in full force and effect in any respect or shall cease to give the Trustee in any respect the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral subject thereto, in favor of the Trustee, subject to no other Liens) or any Collateral required to be delivered to the Trustee for pledge thereunder shall not have been so delivered;

         (viii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

              (A)  commences a voluntary case,

              (B) consents to the entry of an order for relief against it in an involuntary case,

              (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (D)  makes a general assignment for the benefit of its creditors,

              (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, or

              (F) takes any corporate action to authorize or effect any of the foregoing;

         (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,

              (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or

              (C) orders the liquidation of the Company or any of its Significant Subsidiaries,

    and the order or decree remains unstayed and in effect for 60 consecutive days; or

         (x) any of the Guarantees of the Guarantors that are also Significant Subsidiaries of the Company ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any such Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

         (b) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         (c) A Default under clause (iv) of Section 6.01(a) hereof is not an Event of Default until the Trustee notifies the Company or such Guarantor, as the case may be, in writing, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities notify the Company or such Guarantor, as the case may be, and the Trustee in writing of the Default and the Company or such Guarantor, as the case may be, does not cure the Default within 30 days after receipt of the notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02.  ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clause (viii) or (ix) of Section 6.01(a) with respect to the Company or any Guarantor) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare (a "Declaration") the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable (the "Default Amount"). Upon any such Declaration the Default Amount shall be due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of
Section 6.01(a) occurs with respect to the Company or any of the Guarantors, the Default Amount shall IPSO FACTO become and be immediately due and payable without any Declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may rescind any

Declaration if all Events of Default then continuing (other than any Events of Default with respect to the nonpayment of principal of or interest on any Security which has become due solely as a result of such Declaration) have been cured, and may waive any Default other than a Default with respect to a covenant or provision that cannot be modified or amended without the consent of each Securityholder pursuant to Section 9.02 hereof.

SECTION 6.03.  OTHER REMEDIES.

         (a) If an Event of Default occurs and is continuing, the Trustee and the Securityholders may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         Securityholders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on any Security (other than principal, premium (if any) or interest which has become due solely as a result of a Declaration) or a Default or Event of Default that cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

         Securityholders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

         (a) A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

         (i) the Securityholder has previously given to the Trustee written notice of a continuing Event of Default;

         (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

         (iii) such Securityholder or Securityholders offer, and, if requested, provide, to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (iv) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (v) during such 45-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

         (b) A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.  RIGHTS OF SECURITYHOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Securityholder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a)(i) or (ii) or an acceleration pursuant to Section 6.02 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Securities and interest on overdue principal, premium, if any, and, to the extent lawful, interest on overdue installments of interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including any advances made by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.
To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Securityholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

         (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         (i) First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         (ii) Second: if the Securityholders are forced to proceed against the Company directly without the Trustee, to the Securityholders for their collection costs;

         (iii) Third: to the Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

         (iv) Fourth: to the Company or, to the extent the Trustee collects any amount pursuant to Article 10 hereof from any Guarantor, to such Guarantor, or to such party as a court of competent jurisdiction shall direct.

         (b) The Trustee may fix a record date and payment date for any payment to Securityholders.

SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Securityholder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.


                                      ARTICLE 7

                                       TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances and in the conduct of his own affairs.

         (b)  Except during the continuance of an Event of Default:

         (i) the Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i)  this paragraph does not limit the effect of paragraph (b) of this
    Section 7.01;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document unless the Trustee has reason to believe such fact or matter is not true.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or any Guarantor.

         (f) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or wilful default with respect to such permissive rights.

         (g) Except for (i) an Event of Default under 6.01(a)(i) or (ii) hereof, or (ii) any other event of which the Trustee has "actual knowledge," which event, with the giving of notice or the passage of time or both, would constitute an Event of Default, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Securityholders of not less than 25% in aggregate principal amount of Securities outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

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

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantees, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or the Guarantees or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in any payment of principal or interest on any Security, the Trustee may withhold the notice if a committee of its officers in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.  REPORTS BY TRUSTEE TO SECURITYHOLDERS.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

         (b) A copy of each report at the time of its mailing to the Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee if and when the Securities are listed on any stock exchange.

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SECTION 7.07.  COMPENSATION AND INDEMNITY.

         (a) The Company and the each of the Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each of the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and each of the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth below in subparagraph (d). The Trustee shall notify the Company and each of the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company or any Guarantor shall not relieve the Company or any of the Guarantors of their Obligations hereunder.
The Trustee may have separate counsel and the Company and each of the Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Company and each of the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

         (d) Notwithstanding subparagraphs (a) or (b) above, neither the Company nor any Guarantor need reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence, bad faith or willful misconduct.

         (e) To secure the Company's and each of the Guarantor's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

         (f) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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SECTION 7.08.  REPLACEMENT OF TRUSTEE.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Securityholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

         (i)  the Trustee fails to comply with Section 7.10 hereof;

         (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (iii) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or

         (iv) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Securityholder of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any of the Guarantors or the Securityholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee after written request by any Securityholder who has been a Securityholder for at least six months fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a

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

notice of its succession to each Securityholder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and each of the Guarantor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         (a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b).
The provisions of TIA Section 310 shall also apply to the Company and each of the Guarantors, as obligor of the Securities.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

              The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company and each of the Guarantors as obligor on the Securities.

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


                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

         (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) canceled or for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(e) and 8.06 hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(e), 8.02 and 8.06 hereof, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) all obligations under Sections 4.04(a), (b) and (c), 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17
or 5.01(iii)(C) and the operation of Sections 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(viii) hereof (except with respect to the Company or a Significant Subsidiary which is a Guarantor) or 6.01(a)(ix) hereof (except with respect to the Company or a Significant Subsidiary which is a Guarantor) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         (c) If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(a)(v), 6.01(a)(vi), 6.01(a)(viii) (except with respect to the Company or a Significant Subsidiary which is a Guarantor) or 6.01(a)(ix) hereof (except with respect to the Company or a Significant Subsidiary which is a Guarantor), or because of the failure of the Company or the Guarantors to comply with Sections 4.04(a), (b) and (c), 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17
or 5.01(iii)(C) hereof.

         (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

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

         (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.01(d), 8.04,
8.05 and 8.06 hereof and the obligations of each Guarantor under Article 10 in respect thereof shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 hereof and the obligations of Guarantors under Article 10 in respect thereof shall survive.

SECTION 8.02.  CONDITIONS TO DEFEASANCE.

         (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (i) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts (as certified by a nationally recognized firm of independent public accountants), to pay and discharge at their stated maturity (or such earlier redemption date as the Company shall have specified to the Trustee) the principal of, premium, if any, and interest on all outstanding Securities to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; PROVIDED, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

         (ii) in the case of the legal defeasance option only, 123 days pass after the deposit is made and during the 123 day period no Default specified in Section 6.01(viii) or (ix) hereof with respect to the Company or any Guarantor occurs which is continuing at the end of the period;

         (iii) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

         (iv) the deposit does not constitute a default under any other agreement binding on the Company;

         (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

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

         (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
    Article 8 have been complied with.

         (b) In order to have money available on a payment date to pay principal, premium, if any, or interest on the Securities, the U.S. Government Obligations deposited pursuant to preceding clause (a) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         (c) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3 hereof.

SECTION 8.03.  APPLICATION OF TRUST MONEY.

    The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Securities.

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

SECTION 8.04.  REPAYMENT TO THE COMPANY.

         (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time; PROVIDED, HOWEVER, that the Trustee shall not pay any such excess to the Company unless the amount remaining on deposit with the Trustee, after giving effect to such transfer are sufficient to pay principal, premium, if any, and interest on the outstanding Securities, which amount shall be certified by independent public accountants.

         (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; PROVIDED, HOWEVER, that the Company shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Company, Securityholders entitled to the money must look to the Company and the Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.

         The Company and the Guarantors, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each of the Guarantor's Obligations under this Indenture and the Securities and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that if the Company or any Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its Obligations, the Company or any of the Guarantors, as the case may be, shall be subrogated to the rights of the Securityholders to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                  AMENDMENTS

SECTION 9.01.  WITHOUT CONSENT OF SECURITYHOLDERS.

         (a) Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

         (i) to cure any ambiguity, omission, defect or inconsistency; PROVIDED, that such amendment or supplement does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Securityholder in any respect;

         (ii) to comply with Article 5 hereof;

         (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
    Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

         (iv) to add guarantees with respect to the Securities;

         (v) to add to the covenants of the Company or the Guarantors for the benefit of the Securityholders or to surrender any right or power herein conferred upon the Company or the Guarantors;

         (vi) to evidence or to provide for a replacement Trustee under Section
    7.08 hereof;

         (vii) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

         (viii) to make any change that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Securityholder in any respect;

PROVIDED, that the Company has delivered to the Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 9.01.

         (b) Upon the request of the Company and the Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

         (c) After an amendment or supplement under this Section 9.01 becomes effective, the Company shall mail to all Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.02.  WITH CONSENT OF SECURITYHOLDERS.

         (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Securityholders of not less than a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) and any existing Default and its consequences (including, without limitation, an acceleration of the Securities) or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities). Furthermore, subject to Sections 6.04 and
6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

         (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

         (ii) reduce the rate of or extend the time for payment of any interest on any Security;

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

         (iii) reduce the principal of or extend the fixed maturity of any Security or alter the redemption provisions (including without limitation Sections 3.07, 3.09, 4.11 and 4.15 hereof) with respect thereto;

         (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, or redemption payment with respect to, any Security (excluding any principal or interest due solely as a result of the occurrence of a Declaration);

         (v) make any Security payable in money other than that stated in the Security; or

         (vi) make any change in Section 6.04 or 6.07 hereof or in this Section 9.02(a).

         (b) Upon the request of the Company and the Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         (c) It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to all Securityholders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

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

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

         (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Securityholder is a continuing consent by the Securityholder and every subsequent Securityholder or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Securityholder or subsequent Securityholder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

         (b) The Company may fix a record date for determining which Securityholders must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Company shall designate.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

         (a) Securities authenticated and delivered after the execution of any supplemental indenture may bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

         (b) Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, in addition to the documents required by
Section 12.04, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

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


                                      ARTICLE 10

                               GUARANTEE OF SECURITIES

SECTION 10.01.  GUARANTEE

         (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Securityholder of a Security now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Security, and (ii) all other monetary Obligations payable by the Company under this Indenture (including under Section 7.07 hereof) and the Securities (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Security and of this Indenture, subject, however, in the case of (i) and (ii) above, to the limitations set forth in Section 10.04 hereof. Each Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, the recovery of any judgment against the Company, any action to enforce the same, by the Securityholders or the Trustee, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged as to any such Security except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

         (b) Each Guarantor further agrees that this Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Securityholder or the Trustee to any Security held for payment of the Guaranteed Obligations.

         (c) Each Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Securityholders or the Trustee in respect of any Guaranteed Obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any Declaration of acceleration of such Guaranteed Obligations as provided in Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Article 10.

         (d) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Article 10.

         (e) The Guarantee set forth in this Article 10 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

SECTION 10.02.  EXECUTION AND DELIVERY OF GUARANTEE.

         (a) To evidence each Guarantor's Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Security authenticated and delivered by the Trustee.

         (b) This Indenture shall be executed on behalf of each Guarantor, and an Officer of each Guarantor shall sign the notation of the Guarantee on the Securities by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. Each Guarantor hereby agrees that the Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.

         (c) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.03.  GUARANTEE UNCONDITIONAL, ETC.

         Upon failure of payment when due of any Guaranteed Obligation for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Guarantor; any

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extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Security, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Security; any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security; the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, any Securityholder or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Security or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Company, the Trustee, any Securityholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demand whatsoever and covenants that this Guarantee will not be discharged except by the complete performance of the obligations contained in the Securities, this Indenture and in this Article 10. Each Guarantor's obligations hereunder shall remain in full force and effect until the Indenture shall have terminated and the principal of and interest on the Securities and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Security or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 10, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

SECTION 10.04.       LIMITATION OF GUARANTOR'S LIABILITY.

         Each Guarantor and by its acceptance hereof each Securityholder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles.

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To effectuate the foregoing intention, the Securityholders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05 hereof, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

SECTION 10.05.  CONTRIBUTION.

         In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a PRO RATA amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION 10.06.  RELEASE.

         Upon the sale or disposition of all of the Equity Interests of a Guarantor to an entity which is not the Company or a Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from all its obligations under the Indenture without any further action required on the part of the Trustee or any Securityholder; PROVIDED, HOWEVER, that any such termination shall occur if and only to the extent that all Obligations of each Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company and the other Guarantors shall also terminate upon such release, sale or transfer; PROVIDED FURTHER, that without limiting the foregoing, any proceeds received by the Company or any Subsidiary of the Company from such transaction shall be applied as provided in Section 4.11 and Section 3.09. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.06. Any Guarantor not so released remains liable for the full amount of principal, premium, if any, and interest on the Securities as provided in this Article 10.

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SECTION 10.07.  ADDITIONAL GUARANTORS.

         Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including, without limitation, the representations and warranties in this Article 10 and Article 11) of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Guarantee of each Person described in this Section 10.07 shall apply to all Securities theretofore executed and delivered, notwithstanding any failure of such Securities to contain a notation of such Guarantee thereon.

SECTION 10.08.       GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

         (b) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor); PROVIDED, HOWEVER, that, subject to Sections 10.06 and 10.08(a), (x) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, or (ii) such transaction does not violate any covenants set forth in this Indenture, and (y) (i) the respective transaction is treated as an Asset Sale for purposes of Section 4.11 and Section 3.09 hereof or (ii) if the surviving corporation is not the Guarantor, each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee set forth in this Article 10, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee of the due and punctual performance of all of the

                                      77


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covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to, and be substituted for, the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 10.09.  SUCCESSORS AND ASSIGNS.

         This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.10.       WAIVER OF STAY, EXTENSION OR USURY LAWS.

         Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                      ARTICLE 11

                          SECURITY AND PLEDGE OF COLLATERAL

SECTION 11.01.  GRANT OF SECURITY INTEREST.

         To secure the full and punctual payment when due and the full and punctual performance of the Guaranteed Obligations, the Company and the Guarantors (in such capacity, each referred to herein as a "Pledgor" and, collectively, as the "Pledgors") hereby grant to the Trustee, for the benefit of the Trustee and the Securityholders, a security interest in all of its rights, title and interest in and to the following (the "Collateral"):

              (i) all of the shares of Capital Stock of any Guarantor, now owned or hereafter acquired by the Company or any Guarantor (collectively, the "Pledged Shares");

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              (ii) all certificates representing any of the Pledged Shares; and

              (iii) subject to Section 11.05 hereof, all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

SECTION 11.02.  DELIVERY OF COLLATERAL.

         Any and all certificates or instruments representing or evidencing Collateral (whether now owned or hereafter acquired by the Company or any current or future Guarantor) shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right (but not the obligation), at any time in its discretion and without notice to the Company or any Guarantor, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

SECTION 11.03.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Each Pledgor hereby represents and warrants, and agrees, as follows:

         (i) each such Pledgor is, and at the time of delivery of the Collateral to the Trustee pursuant hereto will be, the record and beneficial owner of the Pledged Shares owned by such Pledgor, free and clear of any Liens, except for the Lien created by this Indenture;

         (ii) as of the date of this Indenture, Schedule I hereto contains a true and correct list of all Pledged Shares, and identifies the respective Pledgor which is the owner thereof;

         (iii) each time the Company or any other Pledgor (including without limitation any new Guarantor) becomes the owner of any additional Pledged Shares, same shall be promptly delivered to the Trustee for pledge hereunder and, at such time, a supplement to Schedule I shall be furnished which accurately describes the Pledged Shares, the issuer thereof and the respective Pledgor which is the owner thereof;

         (iv) each Pledgor has full corporate power, authority and legal right to pledge all of the Pledged Shares described on Schedule I and any supplement thereto

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

    as being owned by such Pledgor and all Collateral pledged by such Pledgor pursuant to this Indenture;

         (v) this Indenture has been duly authorized, executed and delivered by each Pledgor and constitutes the legal, valid and binding obligation of each Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles;

         (vi) no consent of any other party (including creditors of any Pledgor), and no authorization, consent, approval, or other action by, and no notice to or filing with, any governmental authority or agency by any Pledgor is required either (x) for the pledge by the Pledgors of the Collateral pursuant to this Indenture or for the execution, delivery or performance of this Indenture by the Pledgors or (y) for the exercise by the Trustee of the voting or other rights provided for in this Indenture or the remedies in respect of the Collateral pursuant to this Indenture, except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally;

         (vii) the Pledged Shares described on Schedule I and any supplement thereto as being owned by the Pledgors have been duly authorized and are validly issued, fully paid and non-assessable;

         (viii) the pledge in accordance with the terms of this Indenture of the Pledged Shares described on Schedule I and any supplement thereto as being owned by the various Pledgors creates a valid and perfected first priority Lien on the Collateral, securing payment of the Guaranteed Obligations;

         (ix) Schedule I hereto and any supplement thereto sets forth a description of all of the Pledged Shares owned by the Pledgors as of the date hereof and as of the date of each supplement thereto;

         (x) the respective Pledgor (as identified on Schedule I hereto or the respective supplement thereto) is the sole owner of all of the issued and outstanding shares of Capital Stock of the Guarantors listed on Schedule I hereto and any supplement thereto, and there are no existing options, warrants, calls or commitments of any character relating to any authorized and unissued Capital Stock of the Guarantors; and

         (xi) as of the Issuance Date, the shares of Capital Stock of the Guarantors listed on Schedule I hereto constitute 100% of the issued and outstanding Capital Stock of the Guarantors.

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

SECTION 11.04.  FURTHER ASSURANCES.

         Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 11.05.  VOTING RIGHTS; DIVIDENDS; ETC.

         (a) Each Pledgor shall be entitled to receive and retain any and all cash dividends paid in respect of the Pledged Shares owned by such Pledgor, so long as no Event of Default shall have occurred and continuing. Unless the Trustee receives written notice to the contrary from the Company or the Holders of 25% in aggregate principal amount of the outstanding Securities, or unless otherwise notified pursuant to Section 4.04, the Trustee may assume, without investigation, that the Pledgors shall be entitled to receive and retain any and all cash dividends.

         (b) If an Event of Default shall have occurred and be continuing, the Trustee shall be entitled to receive and retain as Collateral all dividends paid and distributions made in respect of the Pledged Shares. Any such dividends shall, if received by any Pledgor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

         (c) As long as no acceleration of the Default Amount shall have occurred pursuant to Section 6.02 and until written notice thereof from the Trustee or such Holders to the Company, the Pledgors shall be entitled to exercise any and all voting and other consensual rights relating to the Pledged Shares owned by the Pledgors or any part thereof for any purpose not inconsistent with the terms of this Indenture. The Trustee shall execute and deliver (or cause to be executed and delivered) to the Pledgors all such proxies and other instruments as the Company may reasonably request for the purpose of enabling the Pledgors to exercise the voting and other rights which it is entitled to exercise pursuant to the preceding sentence.

         (d) Upon the acceleration of the Default Amount pursuant to Section 6.02, all rights of the Pledgors to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11.05(c) hereof shall cease upon notice from the Trustee or the Holders of not less than 25% of their outstanding Securities to the Company and upon the giving of such notice all such rights shall thereupon be vested in the

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

Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights.

         (e) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 11.05(d) hereof, and to receive all dividends and distributions which it may be entitled to receive under Section 11.05(b) hereof, the Pledgors shall, if necessary, upon written notice of the Trustee, from time to time execute and deliver to the Trustee appropriate dividend payment orders and such other instruments as the Trustee may reasonably request.

         (f) If the Holders of a majority in aggregate principal amount of the then outstanding Securities rescind a Declaration delivered pursuant to
Section 6.02, the Pledgors shall thereafter be entitled to exercise any and all voting and consensual rights relating to Pledged Shares owned by the Pledgors as set forth in subparagraph (c) hereof.

SECTION 11.06.  TRUSTEE APPOINTED ATTORNEY-IN-FACT.

         Each Pledgor hereby appoints the Trustee as its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Indenture, including to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

SECTION 11.07.  TRUSTEE MAY PERFORM.

         If any Pledgor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Pledgors under Section 7.07. Whenever in the administration of its responsibilities with respect to the Collateral the Trustee shall deem it necessary or desirable that a matter be proved or established by any Pledgor or any other party in connection with the taking, suffering or omitting any action by the Trustee, such matter may be conclusively proved or established by an Officers' Certificate of any Pledgor, and such certificate shall be full warranty to the Trustee for any action taken suffered or omitted in reliance thereon.

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

SECTION 11.08.  TRUSTEE'S DUTIES.

         The powers conferred on the Trustee under this Article 11 are solely to protect the interest of the Trustee and the Securityholders in the Collateral and shall not impose any duty upon it to exercise any such powers.
 Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, for the attachment, petition, priority or enforceability of any Lien created or purported to be created hereunder with respect to the Collateral, or the adequacy, sufficiency or effectiveness of Section 11.01 hereof, or the value of the Collateral granted pursuant to that Section.

SECTION 11.09.  REMEDIES UPON EVENT OF DEFAULT.

         (a) If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below or required by law, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Securityholder may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale. Each Pledgor hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

         (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the respective Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledgor would agree to do so.

SECTION 11.10.  APPLICATION OF PROCEEDS.

         Any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 6.10 hereof.

SECTION 11.11.  PLEDGORS' OBLIGATIONS ABSOLUTE.

         The obligations of each Pledgor under this Indenture shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by:

           (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from this Indenture;

          (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of this Indenture;

         (iii) any furnishing of any additional security to the Trustee or its assignee or any acceptance thereof or any release of any security by the Trustee or its assignee; or

          (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Indenture by any trustee or receiver, or by any court, in any such proceeding, whether or not any Pledgor shall have notice or knowledge of any of the foregoing.

SECTION 11.12.  CONTINUING LIEN.

         This Indenture shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Securities or earlier defeasance

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

pursuant to Article 8 hereof, (ii) be binding upon the Pledgor and its successors and assigns and (iii) inure to the benefit of the Trustee and its successors, transferees and assigns. Upon satisfaction by the Company of the conditions set forth in Article 8 hereof to its legal defeasance option or its covenant defeasance option, the Trustee shall upon request of the Pledgor return the Collateral to the Pledgor, and, in accordance with the provisions of Section 11.13, shall acknowledge in writing the discharge of the Lien on the Collateral created by this Article 11.

SECTION 11.13.     SPECIFIED RELEASES OF COLLATERAL; PLEDGORS.

         (a) The Company and the Guarantors shall be entitled to obtain a full release of all of the Collateral from the pledge provided for in Section
11.01 upon compliance with the conditions precedent set forth in Section 8.01(a) for satisfaction and discharge of this Indenture or for legal or covenant defeasance pursuant to Section 8.01(b). Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company and the Guarantors all of the Collateral, and shall deliver such Collateral in its possession to the Company and the Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

         (b) In the event that all of the capital stock of a Guarantor owned by the Company and/or any of its Subsidiaries is sold or otherwise transferred by the Company and/or any of its Subsidiaries to a Person or Persons other than the Company and/or any of its Subsidiaries in a transaction which is in compliance with all applicable provisions of this Indenture (and which results in a release of the respective Guarantor pursuant to Section 10.06), such Guarantor shall also cease to be a Pledgor hereunder and the Company shall be entitled to obtain a release of the capital stock of such Guarantor, and any Collateral at such time held by the Trustee and owned by such Guarantor, from the pledge provided for in Section
11.01 upon delivery by the Company to the Trustee of (i) an Officers' Certificate and, in the case of following clause (C) only, an Opinion of Counsel stating that (A) no Default or Event of Default has occurred and is continuing, (B) all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company and the other Guarantors shall also terminate upon such release and (C) the release of such Equity Interests or other Collateral complies with the provisions of this Indenture and the TIA and (ii) all certificates, opinions and other documentation required by the TIA. If a release pursuant to this Section 11.13(b) is made in connection with an Asset Sale, the Net Proceeds from such Asset Sale shall be applied as set forth in, and to the extent required by, Section 4.11.

SECTION 11.14.  CERTIFICATES AND OPINIONS.

         The Pledgor shall comply with (a) TIA Section 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture, and (b) TIA Section 314(d), relating to the release of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA Section 314(d) may be executed and delivered by an Officer of the Pledgor to the extent permitted by TIA Section 314(d).

                               ARTICLE 12

                             MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02.  NOTICES.

         (a) Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), confirmed facsimile transmission or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Company or any of the Guarantors:

         Spinnaker Industries, Inc.
         600 N. Pearl St., Suite #2160
         Dallas, TX  75201
         Attention:  Chief Financial Officer

         If to the Trustee:

         The Chase Manhattan Bank
         450 West 33rd Street
         15th Floor
         New York, New York  10001
         Attention:  Corporate Trustee Administration Department

         (b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         (c) All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         (d) Any notice or communication to a Securityholder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         (e) If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         (f) If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY SECURITYHOLDERS WITH OTHER
                SECURITYHOLDERS.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company and/or any of the Guarantors to the Trustee to take any action under this Indenture, the Company and/or any of the Guarantors, as the case may be, shall furnish to the Trustee:

           (i) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied (except with regard to an authentication order pursuant to Section 2.02(c) hereof, which shall require a certificate of two Officers); and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

           (i) a statement that the person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.  LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York City, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.  NO RECOURSE AGAINST OTHERS.

         No past, present or future director, officer, employee, agent, manager, stockholder or partner of the Company or its predecessors shall have any liability for any Obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.09.  DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 12.10.  GOVERNING LAW.

         This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 12.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Guarantors, the Company or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.  SUCCESSORS.

         All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13.  SEVERABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.  COUNTERPART ORIGINALS.

         This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

SECTION 12.15. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                       SIGNATURES

                                       SPINNAKER INDUSTRIES, INC.


Witness:                               By /s/ RICHARD J. BOYLE
                                       --------------------------
                                       Name:  Richard J. Boyle
                                       Title: Chief Executive Officer and
                                              Chairman of the Board
/s/ TIMOTHY R. VAUGHAN
--------------------------
Name:  Timothy R. Vaughan
Title: Assistant Secretary


                                       CENTRAL PRODUCTS COMPANY


Witness:                               By /s/ NED N. FLEMING, III
                                       --------------------------
                                       Name:  Ned N. Fleming, III
                                       Title: Chief Operating Officer
/s/  TIMOTHY R. VAUGHAN
--------------------------
Name:  Timothy R. Vaughan
Title: Assistant Secretary


                                       BROWN-BRIDGE INDUSTRIES, INC.


Witness:                               By /s/ NED N. FLEMING, III
                                       --------------------------
                                       Name:  Ned N. Fleming, III
                                       Title: Vice President
/s/  TIMOTHY R. VAUGHAN
--------------------------
Name:  Timothy R. Vaughan
Title: Assistant Secretary

                                       ENTOLETER, INC.


Witness:                               By /s/ MARK R. MATTESON
                                       ---------------------------
                                       Name:  Mark R. Matteson
                                       Title: Vice President
/s/  JAMES W. TOMAN
--------------------------
Name:  James W. Toman
Title: Assistant Secretary



                                       THE CHASE MANHATTAN BANK,
                                       as Trustee


Witness:                               By /s/ ANDREW M. DEAK
                                       ---------------------------
                                       Name:  Andrew M. Deak
                                       Title: Senior Trust Officer
/s/  MICHAEL A. SMITH
--------------------------
Name:  Michael A. Smith
Title: Vice President

                                                                      SCHEDULE I
                                                                      ----------



                                 PLEDGED SHARES


  Description                                              Registered Owner
   of Shares                    Issuer                      (and Pledgor)
  -----------                   ------                     ----------------

79,000 shares         Central Products Company        Spinnaker Industries, Inc.
of Common Stock

1,000 shares          Brown-Bridge Industries, Inc.   Spinnaker Industries, Inc.
of Common Stock

1,000 shares          Entoleter, Inc.                 Spinnaker Industries, Inc.
of Common Stock

                                                                      EXHIBIT A
                                                                      ---------

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
     U.S. SECURITIES ACT OF 1933, AS AMENDED (THE
     "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE
     OFFERED OR SOLD WITHIN THE UNITED STATES OR TO,
     OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS
     EXCEPT AS SET FORTH BELOW.  BY ITS ACQUISITION
     HEREOF, THE SECURITYHOLDER (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS
     DEFINED IN RULE 144A UNDER THE SECURITIES ACT)
     OR (B) IT IS AN INSTITUTIONAL "ACCREDITED
     INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
     (3) or (7) UNDER THE SECURITIES ACT) (AN
     "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S.
     PERSON AND IS ACQUIRING THIS SECURITY IN AN
     OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL
     NOT WITHIN THREE YEARS AFTER THE ORIGINAL
     ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE
     TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER
     OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE
     UNITED STATES TO A QUALIFIED INSTITUTIONAL
     BUYER IN COMPLIANCE WITH RULE 144A UNDER THE
     SECURITIES ACT, (C) INSIDE THE UNITED STATES TO
     AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH
     TRANSFER FURNISHES (OR HAS FURNISHED ON ITS
     BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE
     A SIGNED LETTER CONTAINING CERTAIN
     REPRESENTATIONS AND AGREEMENTS RELATING TO THE
     RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE
     FORM OF WHICH LETTER CAN BE OBTAINED FROM THE
     TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED
     STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE
     WITH RULE 904 OF REGULATION S UNDER THE
     SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION
     FROM REGISTRATION PROVIDED BY RULE 144 UNDER
     THE SECURITIES ACT (IF AVAILABLE) OR (F)
     PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
     UNDER THE SECURITIES ACT AND (3)

                                                                      EXHIBIT A
                                                                         Page 2

     AGREES THAT IT WILL DELIVER TO EACH PERSON TO
     WHOM THIS SECURITY IS TRANSFERRED A NOTICE
     SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN
     CONNECTION WITH ANY TRANSFER OF THIS SECURITY
     WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE
     OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS
     AN ACCREDITED INVESTOR, THE SECURITYHOLDER
     MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE
     TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS,
     LEGAL OPINIONS OR OTHER INFORMATION AS EITHER
     OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT
     SUCH TRANSFER IS BEING MADE PURSUANT TO AN
     EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT
     TO, THE REGISTRATION REQUIREMENTS OF THE
     SECURITIES ACT.  AS USED HEREIN, THE TERMS
     "OFFSHORE TRANSACTION" "UNITED STATES" AND
     "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM
     BY REGULATION S UNDER THE SECURITIES ACT.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN
     PART FOR SECURITIES IN DEFINITIVE FORM, THIS
     SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A
     WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE
     DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE
     DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF
     SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE
     TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH
     SUCCESSOR DEPOSITARY.  TRANSFERS OF THIS GLOBAL
     SECURITY SHALL BE LIMITED TO TRANSFERS IN
     WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE &
     CO. OR TO A SUCCESSOR THEREOF OR SUCH
     SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS
     OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
     TRANSFERS MADE IN ACCORDANCE WITH THE
     RESTRICTIONS SET FORTH IN THE INDENTURE.

                                                                      EXHIBIT A
                                                                         Page 3

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN
     AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
     TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),
     TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF
     TRANSFER, EXCHANGE OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
     CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED
     BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH
     OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
     REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR
     OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
     TO ANY PERSON IS WRONGFUL INASMUCH AS THE
     REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
     INTEREST HEREIN.

                                                                      EXHIBIT A
                                                                         Page 4

                                                                    CUSIP No:

                              (Front of Security)

No. 1                                                               $___________

                           SPINNAKER INDUSTRIES, INC.
                10 3/4% Senior Secured Note due 2006, Series A


SPINNAKER INDUSTRIES, INC., a Delaware corporation promises to pay to Cede & Co., as nominee of the Depository Trust Company, or its registered assigns, the principal sum of $115,000,000 on October 15, 2006.

Interest Payment Dates: April 15 and October 15, commencing April 15, 1997.

Record Dates: April 1 and October 1 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

                                           Dated:

                                           SPINNAKER INDUSTRIES, INC.


                                           By: ________________________


                                           By: ________________________

                                               (SEAL)

This is one of the Securities referred
to in the within-mentioned Indenture

THE CHASE MANHATTAN BANK, as Trustee


By:_________________________________
   Authorized Officer

                                                                      EXHIBIT A
                                                                         Page 5

                             (Reverse of Security)

               10 3/4% SENIOR SECURED NOTE DUE 2006, SERIES A

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

            1. INTEREST. Spinnaker Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 10 3/4%. The Company will pay interest semiannually in arrears on April 15 and October 15 of each year (each an "Interest Payment Date"), commencing April 15, 1997, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. The rate of interest payable on this Security shall be subject to the assessment of additional interest (the "Additional Interest") as follows:

           (i) if the Exchange Offer Registration Statement (as defined below) or Shelf Registration Statement (as defined below) is not filed within 90 days following the Issuance Date, Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 91st day after the Issuance Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

          (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 180 days following the Issuance Date, Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 181st day after the Issuance Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

         (iii) if (A) the Company and the Guarantors have not exchanged all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 225 days after the Issuance Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if

                                                                      EXHIBIT A
                                                                         Page 6

applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of the Issuance Date (unless all the Securities have been sold thereunder), then Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 226th day after the Issuance Date with respect to the Securities validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; PROVIDED, HOWEVER, that the Additional Interest rate on the Securities may not exceed in the aggregate 2.0% per annum; and PROVIDED FURTHER, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause
(i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or
(3) upon the exchange of Exchange Securities for all Securities tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective in the case of clause (iii)(B) above, or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause
(iii)(C) above), Additional Interest on the Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

            "EXCHANGE OFFER" shall mean the exchange offer by the Company of Initial Securities for Exchange Securities pursuant to Section 2(a) of the Registration Rights Agreement.

            "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Offering Memorandum or prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "RECORD DATE" shall have the meaning provided on the front of this Security.

            "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and the Guarantors pursuant to the provisions of the Registration Rights Agreement which covers all of the Initial Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Offering Memorandum contained therein, all exhibits thereto and all material incorporated by reference therein.

                                                                      EXHIBIT A
                                                                         Page 7

            2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

            3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company or any Guarantor of the Company may act in any such capacity.

            4. INDENTURE. The Company issued the Securities under an Indenture, dated as of October 23, 1996 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior secured Obligations of the Company limited to $115,000,000 in aggregate principal amount.

            5. (a) OPTIONAL REDEMPTION. Except as indicated in the next succeeding paragraph, the Securities are not redeemable at the Company's option prior to October 15, 2001. Thereafter, the Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus accrued interest to the redemption date:

    ANNUAL PERIOD BEGINNING                  REDEMPTION PRICE
    -----------------------                  ----------------

    2001 . . . . . . . . . . . . . . . . . . . . 105.375%
    2002 . . . . . . . . . . . . . . . . . . . . 104.031
    2003 . . . . . . . . . . . . . . . . . . . . 102.688
    2004 . . . . . . . . . . . . . . . . . . . . 101.344
    2005 and thereafter. . . . . . . . . . . . . 100.000

                                                                      EXHIBIT A
                                                                         Page 8

           (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to October 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 33 1/3% of the aggregate principal amount of Securities originally issued at a redemption price equal to 110.750% of the principal amount thereof, plus, in each case, accrued and unpaid interest to the date of redemption; provided that at least 66 2/3% of the aggregate principal amount of Securities originally issued remains outstanding after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

            6. MANDATORY REDEMPTION. The Securities are not subject to mandatory redemption or sinking fund payments.

            7. REPURCHASE AT OPTION OF SECURITYHOLDER. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);
(ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iv) the instructions, determined by the Company consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

           (b) If the Company or a Subsidiary consummates any Asset Sale, and when the aggregate amount of Excess Proceeds from such an Asset Sale exceeds $5 million, the Company shall be required to offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the

                                                                      EXHIBIT A
                                                                         Page 9

Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Securities to be redeemed shall be selected on a PRO RATA basis. Securityholders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

            8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

            9. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement, and subject to certain terms and conditions stated therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Initial Securities shall have the right to exchange this Security for Exchange Securities, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Initial Security.

           10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

           11. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

                                                           EXHIBIT A
                                                             Page 10


         12. AMENDMENTS AND WAIVERS. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Securityholder.

         13. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; PROVIDED, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Guarantor, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         14. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Guarantors or any Affiliate of the Company or the Guarantors, and may otherwise deal with the Company, the Guarantors and their respective Affiliates as if it were not Trustee.

         15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

                                                           EXHIBIT A
                                                             Page 11



         16. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. GUARANTEE; SECURITY. Each Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Securities; PROVIDED, HOWEVER, each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a PRO RATA amount based on the Adjusted Net Assets of each Guarantor. Pursuant to the Indenture, the Company will assign and pledge to the Trustee, for its benefit and the benefit of the Securityholders, a security interest in 100% of the issued and outstanding Capital Stock of each Guarantor and certain proceeds from time to time received, receivable or otherwise distributed in respect thereof (the "Collateral"). The Company and each Guarantor will also agree to assign and pledge to the Trustee as part of the Collateral all shares of Capital Stock of each Guarantor at any time acquired by the Company or any Guarantor. The security interest in the Collateral will be a first priority security interest. However, absent any acceleration notice or bankruptcy default, the Company will be able to vote, as it sees fit in its sole discretion, the Capital Stock of each Guarantor.

         18. DEFEASANCE. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

         19. GOVERNING LAW. The Laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

         20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

         21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                                           EXHIBIT A
                                                             Page 12



         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

              Spinnaker Industries, Inc.
              600 N. Pearl Street
              Suite 2160
              Dallas, TX  75201
              Attention:  Chief Financial Officer

                                                           EXHIBIT A
                                                             Page 13



                  FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE

                                      GUARANTEE

         The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor Person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety (such guarantee by each Guarantor being referred to herein as the "Guarantee"), (a) the due and punctual payment of the principal, premium, if any, and interest on the Securities, whether at stated maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Company under the Indenture and the Securities to the Securityholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture and (d) in case of any extension of time of payment or renewal of any Securities or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Guarantee.

         The Obligations of each Guarantor to the Securityholders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

         No stockholder, officer, director or incorporator, as such, past, present or future of any Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         This is a continuing Guarantee and, except as otherwise expressly provided for in Section 10.06 of the Indenture, shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                                   EXHIBIT A
                                                                     Page 14

         THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                             Guarantors:


                             CENTRAL PRODUCTS COMPANY


                             By
                               ----------------------------------
                             Name:

                             Title:



                             BROWN-BRIDGE INDUSTRIES, INC.


                             By
                               -----------------------------------
                             Name:

                             Title:

                                                           EXHIBIT A
                                                             Page 15



                             ENTOLETER, INC.


                             By
                               ------------------------------------
                             Name:

                             Title:

                                                           EXHIBIT A
                                                             Page 16





                                   ASSIGNMENT FORM


    To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

---------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ---------------------------------------------------

                                                                  EXHIBIT A
                                                                    Page 17

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.




Date:______________

                        Your Signature:
                                       ---------------------------------------

                        (Sign exactly as your name appears on the face of this
                         Security)

Signature Guarantee:




---------------------------------------
(Signatures must be guaranteed by an
"eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the Registrar
in addition to, or in substitution
for, STAMP, all in accordance with
the Securities Exchange Act of 1934,
as amended.)

                                                           EXHIBIT A
                                                             Page 18



         In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 22, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                      CHECK ONE


    (1)  ___  to the Company or a subsidiary thereof; or

    (2) ___ pursuant to and in compliance with Rule 144A under the Securities Act; or

    (3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

    (4) ___ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

    (5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

    (6) ___ pursuant to an effective registration statement under the Securities Act; or

    (7) ___ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Securityholder thereof; PROVIDED that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Securityholder hereof unless and until the conditions

                                                           EXHIBIT A
                                                             Page 19





to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated:__________________________   Signed:_________________________________
                                         (Sign exactly as name appears on
                                          the other side of this Security)


Signature Guarantee:________________________________________________


                 TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_______________________      _____________________________________
                                  NOTICE:  To be executed by an
                                           executive officer

                                                           EXHIBIT A
                                                             Page 20



                      OPTION OF SECURITYHOLDER TO ELECT PURCHASE


         If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture check the appropriate box:

               / /  Section 4.11      / /  Section 4.15

         If you want to have only part of the Security purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased:


$______________________


Date:_________________


                        Your Signature: ______________________________________
                        (Sign exactly as your name appears on the face of this
                         Security)

Signature Guarantee:


____________________________________
(Signatures must be guaranteed by an
"eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the Registrar
in addition to, or in substitution
for, STAMP, all in accordance with
the Securities Exchange Act of 1934,
as amended.)

                                                                    EXHIBIT B


   UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

   TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                                                                   EXHIBIT B
                                                                      Page 2

                                                                 CUSIP No:

                                 (Front of Security)

No. 1                                                           $___________

                              SPINNAKER INDUSTRIES, INC.
                  10 3/4% Senior Secured Note due 2006, Series B


SPINNAKER INDUSTRIES, INC., a Delaware corporation, promises to pay to Cede & Co., as nominee of the Depository Trust Company, or its registered assigns, the principal sum of $115,000,000 on October 15, 2006.

Interest Payment Dates: April 15 and October 15, commencing April 15, 1997.

Record Dates: April 1 and October 1 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

                                           Dated:

                                           SPINNAKER INDUSTRIES, INC.


                                           By:
                                               --------------------------
                                               Name:
                                               Title:


                                           By:
                                               --------------------------
                                               Name:
                                               Title:
                                               (SEAL)

This is one of the Securities referred
to in the within-mentioned Indenture

THE CHASE MANHATTAN BANK, as Trustee


By:
   -------------------------------
   Authorized Officer

                                                                   EXHIBIT B
                                                                      Page 3


                                (Reverse of Security)

                    10 3/4% SENIOR SECURED NOTE DUE 2006, SERIES B


         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

         1. INTEREST. Spinnaker Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 10 3/4%. The Company will pay interest semiannually in arrears on April 15 and October 15 of each year (each an "Interest Payment Date"), commencing April 15, 1997, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Securityholders at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company, or any Guarantor of the Company may act in any such capacity.

         4. INDENTURE. The Company issued the Securities under an Indenture, dated as of October 23, 1996 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part

                                                                   EXHIBIT B
                                                                      Page 4

of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior secured Obligations of the Company limited to $115,000,000 in aggregate principal amount.

         5. (a) OPTIONAL REDEMPTION. Except as indicated in the next succeeding paragraph, the Securities are not redeemable at the Company's option prior to October 15, 2001. Thereafter, the Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus accrued interest to the redemption date:

    ANNUAL PERIOD BEGINNING
    REDEMPTION PRICE
    ----------------
    2001                                         105.375%
    2002                                         104.031
    2003                                         102.688
    2004                                         101.344
    2005 and thereafter                          100.000

         (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to October 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 33 1/3% of the aggregate principal amount of Securities originally issued at a redemption price equal to 110.750% of the principal amount thereof, plus, in each case, accrued and unpaid interest to the date of redemption; provided that at least 66 2/3% of the aggregate principal amount of Securities originally issued remains outstanding after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

         6. MANDATORY REDEMPTION. The Securities are not subject to mandatory redemption or sinking fund payments.

         7. REPURCHASE AT OPTION OF SECURITYHOLDER. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due

                                                                    EXHIBIT B
                                                                       Page 5

on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);
(ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iv) the instructions, determined by the Company consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

         (b) If the Company or a Subsidiary consummates any Asset Sale, and when the aggregate amount of Excess Proceeds from such an Asset Sale exceeds $5 million, the Company shall be required to offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Securities to be redeemed shall be selected on a PRO RATA basis. Securityholders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees

                                                                  EXHIBIT B
                                                                     Page 6

required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning on the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending on the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

         11. AMENDMENTS AND WAIVERS. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

         12. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; PROVIDED, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Guarantor, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                                                                   EXHIBIT B
                                                                      Page 7

         13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any Affiliate of the Company or the Guarantor, and may otherwise deal with the Company, the Guarantor and their respective Affiliates as if it were not Trustee.

         14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

         15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. GUARANTEE; SECURITY. Each Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Securities; PROVIDED, HOWEVER, each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a PRO RATA amount based on the Adjusted Net Assets of each Guarantor. Pursuant to the Indenture, the Company will assign and pledge to the Trustee, for its benefit and the benefit of the Securityholders, a security interest in 100% of the issued and outstanding Capital Stock of the Guarantor and certain proceeds from time to time received, receivable or otherwise distributed in respect thereof (the "Collateral"). The Company and each Guarantor will also agree to assign and pledge to the Trustee as part of the Collateral all shares of Capital Stock of each Guarantor at any time acquired by the Company or any Guarantor. The security interest in the Collateral will be a first priority security interest. However, absent any acceleration notice or bankruptcy default, the Company will be able to vote, as it sees fit in its sole discretion, the Capital Stock of each Guarantor.

         17. DEFEASANCE. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

                                                                   EXHIBIT B
                                                                      Page 8


         18. GOVERNING LAW. The Laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

         19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

              Spinnaker Industries Inc.
              600 N. Pearl Street
              Suite 2160
              Dallas, TX  75201
              Attention:  Chief Financial Officer

                                                           EXHIBIT B
                                                             Page 9

                  FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE

                                      GUARANTEE

         The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety, (such guarantee by each Guarantor being referred to herein as the "Guarantee") (a) the due and punctual payment of the principal, premium, if any, and interest on the Securities, whether at stated maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Company under the Indenture and the Securities to the Securityholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture and (d) in case of any extension of time of payment or renewal of any Securities or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Guarantee.

         The Obligations of each Guarantor to the Securityholders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

         No stockholder, officer, director or incorporator, as such, past, present or future of any Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         This is a continuing Guarantee and, except as otherwise expressly provided for in Section 10.06 of the Indenture, shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                           EXHIBIT B
                                                             Page 10


         THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                             Guarantors:


                             CENTRAL PRODUCTS COMPANY


                             By
                                -------------------------------------

                             Name:

                             Title:



                             BROWN-BRIDGE INDUSTRIES, INC.


                             By
                                -------------------------------------
                             Name:

                             Title:

                                                           EXHIBIT B
                                                             Page 11



                             ENTOLETER, INC.


                             By
                                -------------------------------------
                             Name:

                             Title:

                                                           EXHIBIT B
                                                             Page 12


                                   ASSIGNMENT FORM


    To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

-----------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -----------------------------------------------------

                                                           EXHIBIT B
                                                             Page 13



agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.




Date:
      ------------------------------

                        Your Signature:
                                        --------------------------------------
                        Sign exactly as your name appears on the face of this Security)

Signature Guarantee:



-----------------------------------
(Signatures must be guaranteed by an
"eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the Registrar
in addition to, or in substitution
for, STAMP, all in accordance with
the Securities Exchange Act of 1934,
as amended.)

                                                           EXHIBIT B
                                                             Page 14




                      OPTION OF SECURITYHOLDER TO ELECT PURCHASE


         If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture check the appropriate box:

                   / /  Section 4.11               / /  Section 4.15

         If you want to have only part of the Security purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased:


$
  -----------------------


Date:
      -------------------


                        Your Signature:
                                        ---------------------------------------
                        (Sign exactly as your name appears on the face of this
                         Security)

Signature Guarantee:



-----------------------------------
(Signatures must be guaranteed by an
"eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the Registrar
in addition to, or in substitution
for, STAMP, all in accordance

                                                           EXHIBIT B
                                                             Page 15





with the Securities Exchange Act of 1934, as amended.)

                                                                   EXHIBIT C




                             Form of Certificate To Be
                            Delivered in Connection with
                     Transfers to Non-QIB Accredited Investors
                     -----------------------------------------


The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York  10001
Attention:  Corporate Trustee Administration Department


                  Re:  Spinnaker Industries, Inc.
                       10 3/4% SENIOR SECURED NOTES DUE 2006
                       -------------------------------------
Ladies and Gentlemen:

         In connection with our proposed purchase of 10 3/4% Senior Secured Notes due 2006 (the "Securities") of Spinnaker Industries, Inc. (the "Company"), we confirm that:

         1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated October 18, 1996 relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i) - (iii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum including the restrictions on duplication and circulation of the Offering Memorandum.

         2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is three years after the original issuance of the

                                                                  EXHIBIT C
                                                                     Page 2

Securities, we will do so only (i) to the Company or any of its subsidiaries,
(ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

         4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

         5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,

                                                                  EXHIBIT C
                                                                     Page 3



                                           By:
                                              ------------------------------
                                              Name:

                                                                   EXHIBIT D




                        Form of Certificate To Be Delivered
                            in Connection with Transfers
                             Pursuant to Regulation S
                             ------------------------


                                                       _______________, ____



The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York  10001
Attention:  Corporate Trustee Administration Department

     Re:  Spinnaker Industries, Inc.
          (the "Company") 103/4% Senior Secured
          Notes due 2006 (the "Securities")
          ---------------------------------
Ladies and Gentlemen:

         In connection with our proposed sale of $_____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

              (1) the offer of the Securities was not made to a Person in the United States;

              (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

              (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                                                                 EXHIBIT D
                                                                    Page 2

              (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

             (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [Name of Transferor]


                                           By:
                                              ----------------------------
                                                Authorized Signature